AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AFR Inc. The Corporation is incorporated under the name "AFR Inc." by the filing of its Certificate of Incorporation with the Secretary of State of Florida on March 4, 2019. This Second Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted via a resolution of the Board of Directors and approved by the Majority vote (60 % or more) of AFR Inc. Shareholders. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows: The undersigned, Kamran Heydari certify that: He is the duly elected President AFR Inc., a Florida corporation.
Article 1. FIRST: Name of Corporation. The name of the corporation is AFR Inc. (the Corporation).
Article 2. SECOND: Address of Registered Office. The address of the Corporation?s registered office in the State of Florida is 1280 South Alhambra Circle # 1401 Coral Gables, FL 33146.
Article 3. THIRD: Purpose of Corporation. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Corporation Law.
Article 4. FOURTH: Existence. The Corporation is to have perpetual existence.
Article 5.0. FIFTH: Classes and Description of Stock. Shareholders shall have the same powers, privileges, preferences, rights, restrictions, designations, qualifications ,limitations, and shall rank equally, share ratably and be identical in all respects as to all matters relating to the Common Stock are thereof, are fixed as follows:
5. 1. Authorized Capital Stock. This Corporation is authorized to issue one (1) class of shares of stock, which shall be designated as Common Stock (?Common Stock "). The total number of shares of capital stock that the Corporation is authorized to issue is one hundred million (100,000,000.00) shares, consisting of (100,000,000.00) shares of Common Stock Par Value of $0.000001 per share ("Common Stock "). The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the remaining unissued and undesignated shares of Common Stock. Majority Shareholders (60 % or more) shall have the right and not the obligation to approve or disapprove of any issuance. Additionally, A Majority Shareholder vote (60 % or more), ratification, and execution and the Board of Director?s formal approval is required to increase or decrease the authorized number of shares of all classes of Common Stock and Preferred Stock if applicable. New capital stock issuance including preferred stock shall require a Majority Shareholder vote (60 % or more) of Common Stock ratification and execution and the Board of Director?s formal approval. The terms, rights, preferences, and privileges of any stock created shall require a Majority vote (60 % or more), ratification, and execution and the Board of Director?s formal approval.
5. 2. 1. Voting Rights - General. Holders of Common Stock shall be entitled to (1.00) vote for each share of Common Stock standing in his or her name on the books of the Corporation. The holders of Common Stock shall have voting rights for the election of the Board of Directors.
5. 2. 2. Majority Voting. Majority voting shall be (60 % or more). All material actions of the corporation shall require the Majority vote (60 % or more) of Common Stock. Majority Voting (60 % or more) or a qualified majority is the preset threshold value. Unless otherwise required by securities regulatory reporting requirement, the company shall not solicit or required to provide further notice, nor include minority resolutions, or voting proxies . A qualified majority shall be utilized for critical corporate decisions. Cumulative voting in the election for directors is NOT authorized.
5. 3. Description of Stock. Common Stock Shareholders participate in the pro-rata earnings of the company shall be allocated prudently, only after all fixed charges, dividends(if declared), capital allocations, capital expenditures. Such actions shall be made at the discretion of the company, the Chairman of the Board of Directors, and via the Approval of Majority Shareholders (60% or more).
5. 4. Common Stock Rights. Shareholders all have the same rights and privileges and shall rank equally and share ratably as to all matters. All the rights granted and the powers, preferences, rights, restrictions, designations, qualifications, limitations, and or other matters relating to the Common Stock shall assume the designation of Common Stock set forth in the first (1st) filed Restated Certificate of Incorporation. Shareholders shall elect Board of Directors and Officers to represent their interests.
5. 5. Payment. Fully Paid, Validly Issued, and Non-Assessable Stock. Payment for shares shall be deemed fully paid, validly issued, and non-assessable stock. Any and all stock or shares of Common Stock so issued for which the consideration is so fixed has been paid or delivered to the Corporation shall be deemed fully paid, validly issued, and non-assessable shares of the stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares. The Corporation affirms that the outstanding shares shall be and are duly authorized, fully paid, validly issued, and non-assessable shares of the stock in compliance with applicable laws.
5. 6. Issuance. The shares of Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than par value, as may be fixed from time to time by the Board of Directors of the Corporation.
5. 7. Stock Transfer - Book Form Entry of Stock is permitted. The Corporation shall permit the Book Form Transfer of Stock and Securities via any means to facilitate the efficient management of shares. There is no material transfer restriction imposed upon the common stock. Corporate Stock or Shares book form is allowed, and Signatures may be executed, effectuated, and effective digitally. Shares of the Corporation Shall be transferable on the record of shareholders upon presentment to the Corporation or an external party including an approved Stock Transfer Agent. Evidence of ownership includes Stock Certificates representing the Shares requested to be transferred, with proper endorsement on the stock certificate or on a separate accompanying document, together with such evidence of the Payment of Transfer related compliance and fees. Transfer of Shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate in writing. No Transfer shall be made which is inconsistent with the applicable law. Transfer Agent Shall Maintain Stock Transfer Ledger. Transfer Agents shall be engaged at the discretion of the company leadership to manage and maintain the Stock Transfer Ledger and transfer Books of the Corporation as they are issued. The Signatures of the Board of Directors or Officers upon a certificate may be utilized if a transfer agent countersigns the certificate or registered by a duly authorized transfer agent.
5. 8. Dividends Authorization and Distribution Rights. Dividends shall be non-mandatory and non-cumulative. Dividends, allotment, capital retention, capital allocation, and capital distribution shall require a Majority vote (60 % or more) of Common Shareholders and executed via the Board of Director?s formal approval. The announcement of the declaration and distribution of dividends shall be the responsibility of the Board of Directors and the Company, respectively. Distributions may include liquidating distributions per share, whether in cash, in kind, in stock (including a stock split) or by any other means the company sees fit.
5. 9. Stock Splits. Stock Splits shall require a Majority vote (60 % or more) of Common Stock and ratification and executed via the Board of Director?s formal approval.
5. 10. Stock Buy-Back Program. The Stock Buy-Back Program shall require a Majority vote (60 % or more) of Common Stock and ratification and executed via the Board of Director?s formal approval.
5. 11. Board of Directors and Majority Shareholder Approval. Notwithstanding any other provision of the Articles of Incorporation, the Board of Directors shall have the right to authorize the sale of stock. Majority Shareholders (60% or more) shall have the right but not obligation to approve, reject, abstain regarding the sale of company stock.
5. 12. Financial, Capital, Liquidity, and Reserves. The Chairman of the Board of Directors shall be empowered to establish or abolish any such reserves at its discretion. Reserves may be sourced from capital raised or from net profits of the corporation.
5. 13. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment, if applicable, for any reason at any time, with or without cause and with or without notice.
The Following Includes the Stock Purchase and Issuance Process
5. 14. Stock Purchase Agreement Shall be sent to Purchasers. Stock Purchase Agreement Shall be sent to Purchasers. In the Event of the following including but not limited to a Direct Listing, Initial Public Offering, Underwritten Offering, and Best-Efforts Offering, Stock Purchase may be facilitated via Digital Offering Platforms, Underwriters, Retail, and Institutional methods including the Approval for Book Transfer of Securities indicated in the Company?s Charter. (NOTE: PLEASE PRINT and SEND 3 COPIES, 1 Copy for the Purchaser, 1 Copy for the Company Minute Book, 1 for the Company backup copy.) (NOTE:
PLEASE SEND Return Envelopes/With Stamp/ Return Address).
Stock Purchase Agreement (SPA). Purchasers can purchase the Company Stock directly from the company. Stock Purchase may be accompanied by an Offering Circular.
5. 15. 1. Investment Disclosures, Representations, and Declaimers. In connection with the purchase of the Stock, the Purchaser represents to the Company the following: Purchaser has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.
5. 15. 2. Development Stage Risks Disclaimer Notice. Purchaser acknowledges he or she is an investor in securities of development stage companies and that she or he can fend for himself or herself and can bear the economic risk of total loss of investment in such securities. Additionally, the Purchaser acknowledges that he or she has the sufficient knowledge and experience in financial or business matters and can evaluate the merits and risks of the investment in the Stock or Securities.
5. 15. 3. Forward Looking Information, Disclosures, Disclaimer Notice. An advisory note regarding forward-looking statements, future expectations, prospective statements, and projections. The securities of the Company are highly speculative and investing in shares pose a significant risk. Investors should do their due diligence before making any investments.
5. 15. 4. Shareholder Litigation Waiver. You the Purchaser, by purchasing the stock waive the right for Shareholder Litigation associated with this Offering. Shares may lose value due to various factors including the stock price may fall below the price of the offering (i.e. company?s stock price falls below IPO offering price). By Signing below, YOU agree to read the Company?s Articles of Incorporation, Charters, Documents, and the any other information and disclosures from the company and understand the risk and liabilities associated with this offering. Shareholders may be responsible for liabilities associated with this offering. (INTIAL) ___NA____.
5. 15. 5. Exclusive Jurisdiction. The Articles of Incorporation indicates that the company shall utilize an Exclusive Jurisdiction resolution action. (Note: Please read all charters, documents, and disclosures for more information related to Exclusive Jurisdiction resolutions and actions.)
5. 15. 6. NO Errors & Omissions Insurance (E&O) . The Company is NOT Providing Errors and Omissions Insurance (E&O), Shareholders may be responsible for liabilities associated with this offering. In the future the Company is permitted to procure such resources.
5. 15. 7. NO Directors and Officers (D&O) Liability Insurance. The Company is NOT Providing Directors and Officers (D&O) Liability Insurance, Shareholders may be responsible for liabilities associated with this offering. In the future the Company is permitted to procure such resources.
5. 15. 8. NO Indemnification Agreement(s). The Company is NOT Providing Indemnification Agreement(s), Shareholders may be responsible for liabilities associated with this offering. In the future the Company is permitted to procure such resources.
5. 16. Purchase. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, an aggregate of (NUMBER OF SHARES SHALL BE SPELLED OUT) (0,000,000) Fully Paid, Validly Issued, and Non-assessable Common Stock shares of the Company (the "Stock") at $0.00001 per share, for an aggregate purchase price of One Hundred Dollars ($_____.00). Such shares shall be Issued and Delivered to (NAME OF PURCHASER) upon execution and approval by the Company and payment by the purchaser.
5. 17. Stock Purchase Agreement Signed and Returned. The Stock Purchase Agreement shall be Signed and given to the Company by the Purchaser or purchase may be made via digital, electronic, or book transfer. (NOTE: Purchaser Shall Mail back the Stock Purchase Agreement)
5. 18. Board of Directors Approval via Action by Written Consent. The Stock Purchase Agreement (SPA) may be accepted, approved, ratified, and thereby stock issued. The Board of Directors shall have the right and discretion to approve, reject, or abstain from Stock Issuance.
5. 19. Funds shall be Accepted and Deposited. The Effective Date of Stock Acceptance shall be the approval date executed by the Chairman of the Board of Directors. The Company reserves the right to return funds if it is determined that acceptance was a mistake. The Stock shall be Fully Paid, Validly issued, and Non-assessable.
5. 20. Stock Ledger and Stock Transfer Record. The Company?s Stock Transfer Ledger shall log and Book-record and represent the Shares Purchased, Sold, and, Transferred, Surrendered, or Lost.
5. 21. Certificate. Issuance Information on Certificate. AFR INC. INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA AUTHORIZED TO ISSUE 100,000,000 SHARES COMMON STOCK AT $0.000001 PAR VALUE.
5. 22. Shareholder Name and Information: _______________________ certifies that,
5. 23. Number of Shares: _________________________ is hereby issued fully paid, validly issued, and non-assessable shares of the stock of the above named corporation transferable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.
The following may be recorded in the Stock Information and ledger.
5. 24. Stock Certificates Shall Be Numbered. Certificate Number:
_____ ( 00) ___________
5. 25. Stock Certificate Seal. The Corporate Seal and Stock Certificated adopted and approved as the Corporate Seal and the Stock Certificate of the company.
5. 26. The State of Incorporation. Stock Certificates shall indicate the State of Incorporation which is Florida 2019.
5. 27. Legends. Stock Certificates shall indicate Legends, Rights, and Restrictions, or Limitations associated with the stock and its specific offering standard or exemption. Legend. Certificate Bearing a Regulation A + IPO Securities Legend. Each Certificate representing shares of AFR Inc. stock now or hereafter owned by the Shareholders identified or issued to any person hereof shall be endorsed with the following legend or at the Discretion of the Chairman of the Board. Regulation A + IPO Holding Minimum Holding Period. Shares can become freely tradable if the following conditions are met according to released regulatory guidance. Each Purchaser agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend to enforce Regulation A + IPO Minimum Holding Period requirements and the Company agrees promptly to do so. The legend shall be removed upon the lapse of the required holding time period.
Regulation A + IPO Holding Period for ? Non-insiders or ?Non-affiliated? investors have a one (1) year holding period requirement before sale.
Regulation A + IPO Holding Period for ? Affiliated Legend - Affiliated or Associated Persons (?Insiders?) shall have a six
(6) Month holding period requirement before sale.
5. 28. Certificate Issued: ______X ________Or Book Transfer:
______X ________
5. 29. Transferred from. From Whom Shares were Transferred. (Original Issue) or (Transferred From).
5. 30. Issue Stock Certificate. The Company shall issue Stock Certificate to purchasers directly from the company or via a Transfer Agent or equivalent. If Board of Directors or Officers have signed a Stock Certificate and have ceased to be such party before such certificate is issued, the Corporation has the right to either evaluate, reject, repudiate, or accept such actions at its discretion.
5. 31. Stock Certificates Delivered or Book-Transfer of Stock is effectuated.
5. 32. Stock or Certificate Issuance Process. The Company shall then Issue Certificates or conduct a Book-Transfer or instruct its transfer agent to process such stock ledger -related corporate actions.
5. 33. Stock Certificate Sent. A Stock Certificate shall be sent to the purchaser digitally issued. A Stock Certificate is a document representing your ownership in the company.
5. 34. Evidence of Ownership. The number of shares of Stock shall be recorded on the Company?s stock transfer ledger opposite such Investor?s name and address and the Company shall issue a certificate to the Shareholder representing the Stock. (NOTE: Print and Send Color Certificates to Purchaser or utilize a Transfer Agent.)
5. 35. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue new Stock Certificates in place of any Stock Certificate thereto signed by it, alleged to have been lost, stolen, or destroyed. No Stock Certificates for Shares of the Corporation shall be issued in place of any Stock Certificate alleged to have been lost, destroyed, or wrongfully taken, if and to the extent required by the Board of Directors upon the following: Shareholder who have lost Evidence of Ownership in the form of Stock Certificates shall provide the following:
5. 36. 1. Production of evidence of loss, destruction or wrongful taking.
5. 36. 2. Delivery of Notary Settlement. Delivery of a Notary Statement Indemnifying the Corporation and its agents against any claim made that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced stock certificate or the issuance of the new Stock Certificate.
5. 36. 3. Payment of the Expenses of the Corporation and its agents incurred in connection with the issuance of the new certificates.
5. 37. Signature. Stock Certificates Shall Be Signed. Stock Certificates shall be signed by the President, Chairman of the Board of Directors, Ratified by Shareholders (Optional), and Further Ratified by the Board of Directors (Optional). In witness whereof, the Company shall cause certificates to be signed and its corporate seal to be affixed to the Stock Certificate with all the required information including shareholder information and any legends if applicable.
Chairman of the Board of Directors Name:
_________________Signature: ________________ DATE: _________.
President Name: ________________Signature: _________________
DATE: ______________
5. 38. Purchaser Signatures. PURCHASER ACKNOWLEDGES AND AGREES
HERETO.
Purchaser Name: _________________ Signature: __________________
DATE: ____________
5. 39. The Company: AFR Inc. Acceptance and Signatures. Agreed and Accepted:
Chairman of the Board of Directors Name:
____________________Signature: ________________ DATE: _________.
President Name: ___________________Signature: _________________
DATE: ______________
5. 40. Transfer Agent Countersigned. (If applicable):
___________ (Transfer Agent Name-Signature) (NOTE: Assign each shareholder in your corporation a block or section in the Shareholders Ledger.) (NOTE: Whenever the shareholder buys, sells, or transfers any stock, a recordation must be completed.) (NOTE: Each Certificate can be issued for more than one share.)
5. 41. Closing & Delivery. The closing hereunder, including payment for and delivery of the Stock shall occur immediately following the execution of this Agreement.
5. 42. Notarization Acknowledgement (IF Applicable) State of:
______________________ County of: On this______ day of __, 20XX, before (NAME) personally appeared (NAME PARTY )_, To me known and known to me to be the individual who executed the foregoing ____Stock Purchase Agreement Signature Page in the capacity therein indicated, who acknowledge that he or she, being authorized to do so, executed the foregoing instrument for the purposes therein indicated as his or her own free act and deed. Notary Public Signature: ______________ DATE: ______________
5. 43. Stock Purchase Agreement Common Stock. List the following, (1. Number of Shares Purchased, 2. Price Paid 3. Total Amount Paid.)
5. 44. Acceptance and Signatures.
5. 45. Company Signatures.


6. Article SIX. Shareholders & Shareholder Rights. Shareholders
shall have the following rights and abide by the Articles
herein, the Corporate Bylaws, resolutions, and provisions
thereafter.
6. 1. Shareholders Majority Approval Rights. Majority
Shareholders (60 % or more) shall have the right to Approve,
Adopt, Ratify, Reject, Abstain, or Nullify all corporate
resolution actions taken by the Board of Directors or the
Company. Majority Shareholders (60 % or more) shall have the right to Approve, Adopt, Ratify, Reject, Abstain, or Nullify all resolution actions presented to them via the Shareholder Notice Process or any other means including Action by Written Consent. Shareholders shall have the right to override decisions, convene, adjourn, delay, and seek corporate conformance.
6. 2. Shareholders Rights to Action by Written Consent. Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of Shareholders and or
The Board of Directors of the corporation, or any action which may be taken at any annual or special meeting of such
Shareholders, may be taken without a meeting, without prior
notice and without a vote, if a consent in writing, setting
forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A Written Action by Written Consent is
permitted to be prepared in any manner the Corporation ,
Officers , Directors , and or Shareholder deem satisfactory
including resolution signed by Eligible Voting Shareholders,
Directors , and Company Officers in one corporate document, resolutions , and entered into minutes of the corporation.
6. 3. Shareholders Board of Director Nomination and Election
Rights. Majority Shareholders (60 % or more)  shall have the right to Nominate, Select, Elect, Approve, Reject, or abstain from electing the Corporation?s Board of Director Candidates at
The Annual General Meeting (AGM) of Shareholders or any Majority Shareholder Approved Special Meeting. Board of Director
Nomination and Election Rights need not be by written ballot. Shareholders have the right and not the obligation to request
Annual Director Elections. Otherwise the Board Terms shall
supersede.
6. 4. Shareholders Committee Rights. Majority Shareholders (60 %
or more) shall have the right to Approve, Adopt, Ratify, Reject, Abstain, or Nullify all corporate resolution actions relating to the Committee Nomination, Election, Approval, Adoption,
Appointment, Compensation, Rejection, Abstinent, or Waiver of Corporate resolution actions and relating to Committees of the
Board of Directors.
6. 5. Shareholders Officer Nomination and Election Rights.
Majority Shareholders (60 % or more) shall have the right to
Nominate, Select, Elect, Approve, Reject, or Abstain from
electing Officer Candidates at The Annual General Meeting (AGM)
of Shareholders or any Majority Shareholder Approved Special
Meeting. Officer Nomination and Election Rights need not be by written ballot. Shareholders have the right and not the
obligation to request Officer Resignations and any other Officer related resolution actions.
6. 6. Stock and Capital Structure Actions.
6. 6. 1. Shareholders Stock Issuance Rights. Majority
Shareholders (60 % or more) shall have the right to approve or effectuate the Issuance of Company Stock. Additionally, Majority Shareholders (60 % or more) shall have the right to approve or effectuate the re-purchase or suspension of the Company Stock referred to as ?Stock Buyback Programs?. Majority Shareholders
(60 % or more) shall have the right to Approve, Adopt, Ratify, and nullify all corporate resolution actions taken by the Board of Directors relating to Stock and Capital Structure Actions.
6. 6. 2. Amendment of or Modification of Number of Shares and
Other Capital Related Initiatives. Majority Shareholders (60 %
or more) shall have the right to approve or effectuate the
amendment or modification of the Number of Shares or any other capital structure, allocation, and management initiatives
including but not limited to stock splits, reverse stock splits, and any other adjustments to securities and assets of the
Corporation. Debt and Credit. Majority Shareholders (60 % or
more) shall have the right to approve, reject, abstain, or
effectuate the issuance of debt or any other capital instrument and facility. This does not include at the business unit-level the ability to borrow and lend company?s capital unless
otherwise approved by Majority Shareholders (60 % or more)  and the Board of Directors. Employee Stock Option Plans. Majority Shareholders (60 % or more) shall have the right to approve or effectuate such plans.
6. 7. Shareholders Amendment of or Modification of Articles of Incorporation Rights. Majority Shareholders (60 % or more) shall have the right to approve, reject, abstain, or effectuate the amend, adopt, or repeal the articles of incorporation or any other material corporate action, documents, or rights. The Board od Directors shall request a Shareholder Meeting or Board of
Directors Meeting and request Majority Shareholder Approval for the Amendment of or Modification of Articles of Incorporation.
6. 8. Shareholders Amendment of or Modification of Bylaws
Rights. Majority Shareholders (60 % or more) shall have the
right to approve, reject, abstain, or effectuate the amend,
adopt, or repeal the bylaws or any other material corporate
action, documents, or rights. The Board of Directors shall
request a Shareholder Meeting or Board of Directors Meeting and request Majority Shareholder Approval for the Amendment of or Modification of bylaws.
6. 9. Shareholders Purchase, Sell, Merge, Dissolution, or other Corporate Action Authority. Majority Shareholders (60 % or more)
shall have the right and not the obligation to approve, adopt, reject, and abstain regarding any strategic review or
transactions. This includes but is not limited to purchase
offers, tender offers, exchange offers, rights offers, mergers and acquisitions (M&A) offers, stock splits, reverse stock
splits, stock buybacks, asset sales, other corporate assets, strategic initiatives, strategic transactions, and strategic investments. Shareholders shall be presented any material transactions and actions that the corporation is considering to be party to including but not limited to purchasing, selling, leasing, exchanging, or otherwise disposing of assets of the corporation. Majority Shareholders (60 % or more) shall have the right and not the obligation to approve any merger,
consolidation, or other business combination of the Corporation and, to the fullest extent permitted by law, may decline to do so in its sole and absolute discretion and, in declining to
approve a merger, consolidation or other business combination. Dissolution Authority. Majority Shareholders (60 % or more)
shall have the right to approve or effectuate dissolution of corporate assets.
6. 10. Shareholders Authorized Committee Rights. Majority
Shareholders (60 % or more) shall have the right and not the obligation to approve, adopt, reject, or abstain from dis-
banding Committees of the Board of Directors and modifying or revoking All Committee Charters.
6. 11. Shareholders Board of Directors Oversight Rights.
Majority Shareholders (60 % or more) shall have the right and not the obligation to approve, adopt, reject, or abstain from corporate resolutions and attending Meeting of the Board of
Directors and any Committee Meetings.
6. 12. Shareholders Board of Directors Approval and Removal
Rights. Majority Shareholders (60 % or more) shall have the
right and not the obligation to approve, adopt, reject, or
abstain to remove the entire Board of Directors and Individual
Board Member Directors.
6. 13. Shareholders Officer Approval and Removal Rights.
Majority Shareholders (60 % or more) shall have the right and not the obligation to approve, adopt, reject, or abstain from removing Officers.
6. 14. Shareholders Right to Private Discussion. Majority
Shareholders (60 % or more) shall have the right and not the obligation to approve, adopt, reject, or abstain from requesting board of director-related deliberations off the record.
6. 15. Shareholders Annual General Meeting (AGM) Participation
Rights. Shareholders shall have the right to voice their ideas and participate in The Annual General Meeting (AGM) of
Shareholders regarding corporate strategic actions, initiatives, objectives, transactions, and policy input. However, all approval resolution actions shall be subject to a Majority
Shareholder Approval standard and may not materialize due to alternative resolutions that are based on the vote of Majority Shareholders and the judgement of the Board of Directors and Management. Shareholder Meetings may be called to order by
Majority Shareholders (60% Voting) or the Chairman of the Board
of Directors.
6. 16. Shareholders Ratification of All Corporate Action Rights. Majority Shareholders (60 % or more) shall have Ratification of
All Corporate Action Rights. Additionally, Majority Shareholders
(60 % or more) shall have the right to further Ratify, Approve,
Adopt, and nullify all resolution actions presented to them via the Shareholder Notice Process or any other means. Shareholder Approval and ratification of corporate actions via a Shareholder Meeting or via Action by Written Consent Paper Meeting is
permitted.
6. 17. Shareholders Majority Approval Right. All approval
resolution actions shall be subject to a Majority Shareholder
Approval (60 % or more) which is a threshold of 60 % or more of the votes representing outstanding shares. Shareholders shall have the following rights and abide by the Articles herein, the Corporate Bylaws, resolutions, and provisions thereafter.
Majority Shareholders (60 % or more)  shall have the right to override decisions, convene, adjourn, delay, and seek corporate conformance.
6. 18. Shareholders Entitled to Vote Verification Rights.
Shareholders entitled and verified to vote shall provide
evidence of their right to vote at the Annual Meeting of
Shareholders if requested. Special Meetings shall only be called by Majority Shareholders (60 % or more) voting rights. Majority Shareholders (60 % or more) entitled to vote may send to the corporation Waivers of Notice, Action by Written Consent Paper
Meeting Documents, Proxies, and other documents and votes shall be cast accordingly. Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at every meeting of the Shareholder(s) to one vote for every share standing in its name on the record of the shareholders.
6. 19. Shareholders Proxy Rights. The Company will NOT utilize the Annual Proxy Materials Delivery Process until we are
required by statute or the Securities and Exchange Commission
(SEC) proxy rules once public.
6. 19. 1. Shareholders Proxy Statement Delivery. The Company
shall deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the
Corporation?s outstanding stock required to approve or adopt the proposals or other means.
6. 19. 2. Shareholders Means of Granting a Proxy. Every
Shareholder shall be entitled to vote at Regular Meetings,
Special Meetings, and Committee Meetings or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be filed with the Company before being voted upon. Shareholders shall NOT sell votes, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.
6. 19. 3. Shareholders Proxy Electronic Proxy. The Company shall allow electronic or digital or virtual submission of proxies.
Unless otherwise required by law we intend to not utilize paper proxy cards. Shareholders or representative holders have the right to deliver to the company, Proxies, Waivers of Notice,
Action by Written Consent, Paper Meeting Documents, and other documents to have interests and votes cast accordingly. No prohibition exists against a Shareholder authorizing someone else to sign the Shareholder's name to the proxy.
6. 19. 4. Shareholders Proxy Revocation Rights. Proxies may be revocable up until the adjournment of Regular Meetings, Special Meetings, and Committee Meetings, except as otherwise required by law.
6. 19. 5. Shareholders Proxy Validity. Submission, Validity, Appointment, Examination, and Effect of any proxies.
6. 19. 5. 1. Shareholders Proxy Expiration. No Proxy shall be valid after the expiration of 11 months after the date thereof unless otherwise provided in the proxy. Unless the proxy
provides for a longer period, as allowable by law.
6. 19. 5. 2. Shareholders Name, Signature, and Other Shareholder Affirmations. Proxies shall have signatures to execute actions.
A stamped or facsimile signature is acceptable. Variation
between the names signed on proxy and name shown on the list of Shareholders shall not prevent or preclude the effectiveness of the Proxy. The Company shall have the right to evaluate proxy minor deviations from the name on the stock list with that of the proxy signature. Initials shall be an effective proxy
execution means unless otherwise required by the company to be substantiated.
6. 19. 5. 3. Shareholders Dates, Postmarks, and Other Proxy
Submission Date Recordation. Where the dates of the proxies are not determinative, postmarks can be considered, including the time of day shown on the postmark stamp. In the case of two conflicting proxies whereby it is the later dated, both must be rejected.
6. 19. 5. 4. Shareholders Incompetence or Death. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder(s) who executed the proxy, unless before the authority is exercised, a written
notice shall be sent to the company requesting changes or
adjudication of such incompetence or such death.
6. 20. Shareholders Proposal and Proxy Inclusion Requests.
6. 20. 1. Shareholders Information delivering Proxy. Shareholder or Party if any, on whose behalf the proposal is made shall
deliver information to the Company. Management Proposals may be included or excluded at the discretion of Majority Shareholders
(60 % or more) and the Chairman of the Board of Directors.
6. 20. 2. Shareholders Common Stock Ownership. Shareholders
shall own the stock of the Corporation at the time of submitted proposal.
6. 20. 3. Shareholders Proposal Inclusion. Majority Shareholders
(60 % or more), Board of Directors, and the Company reserves the right to include or exclude Proposals at ?will. Additionally,
Majority Shareholders (60 % or more) and the Board of Directors shall have the right and not the obligation to approve, adopt, reject, or abstain, include, exclude Shareholder Proposals from inclusion in The Annual General Meeting (AGM) of Shareholders
and Proxies.
6. 20. 4. Shareholders Proxy Solicitation Rights. Proxy
Solicitation Requests may be submitted and presented to the
company in support of submitted proposals and seeking votes from shareholders. Such Information may be included in proxy material at the discretion of the Company, Board of Directors, and
Majority Shareholders (60 % or more). Additionally, if Proposals are included in the Proposal List on the Annual Proxy Material if any, the Board of Directors and Majority Shareholders (60 %
or more) have the right review, summarize, include, exclude, or include parts of the solicitation information received by the company. Additionally, the Company reserves the right except in the case of a Majority Shareholder (60 % or more) Approval, to
Stamp such proposal inclusions with statements and
recommendations including a vote FOR/ ABSTAIN/ AGAINST
Shareholder Proposals (I.E. *(Our Board of Directors recommends a vote AGAINST this Shareholder Proposal.). The Chairman of the
Board of Directors shall include or exclude Proxy Solicitation requests.
6. 20. 5. Shareholders Right to change vote or decision at any time. Majority Shareholders (60 % or more) shall have the right to change their vote or decision at any time. The Company
decision shall NOT require the inclusion of reasons for
inclusion or exclusion of proxy proposals. Should the Proposal be included it can be reflected as follows.
6. 20. 6. Shareholders Proposal Required Format. Shareholder
claiming beneficial ownership of AFR Inc. common Stock with a market value of at least $2000, submitted the proposal set forth below. AFR Inc. is not responsible for the content of the
Shareholder Proposals, which is printed below exactly as it was submitted. Shareholder Proposal Regarding XYZ of XYZ, the (XYZ) Reasons why the proposal shall be included on the back of
Shareholder Proposal Proxy document mailed to AFR Inc. and any supporting statement shall be included.
6. 20. 6. 1. Shareholders Name Making Proposal: _(______NAME OF Shareholder________________)
6. 20. 6. 2. Shareholders Number of Shares held based on Company
Books Date: (________________)
6. 20. 6. 3. Shareholders Format of Proposal Inclusion.
6. 20. 6. 3. 1. Whereas, we shareholders believe
____(FILL_IN)___ Resolution beneficial to the company. (Note: 1
Topics Per Proposal ? List and Number Please)
6. 20. 6. 3. 2. Shareholders Proposal Number # 1,2,3,:(______)
(Max 3 Shareholder Proposals Per each Shareholder Annual General Meeting(AGM) each year.
Description of Shareholders Proposal: (Short Description)
or__(Include a 1 Page maximum 40 words indicating your proposal. _(___________________________)
6. 20. 6. 3. 3. Resolution Acceptance or Rejection: The
____(TOPIC)___ Resolution is proposed.
6. 20. 6. 3. 3. 1. (CHECK ONE) ?	Vote to Approve Proposal
	?	Vote to Reject Proposal
6. 20. 6. 3. 4. Board of Directors Recommendation. The Board of Directors may at its discretion to include or exclude or otherwise communicate its recommendation to shareholders related to the Proposal Vote.
6. 20. 6. 3. 5. Resolution. Resolved, Majority Shareholders (60
% or more) vote to accept, reject, include, and exclude, or
extend parts of the resolutions proposed.
6. 20. 6. 3. 6. Signature.
1. Majority Shareholder Name:___________________________
Signature: __________________Date: MONTH 1,20XX
2. Chairman of the Board of Directors Name:_______________
Signature: __________________Date: MONTH 1,20XX
6. 21. Proxy Voting Results or Report. Proposals will be
reported based on the decision of the Company?s Board of
Directors, Majority Shareholders (60 % or more), or as required by law. We may include the Percentage (%) of Approvals and
Rejections of Proposals.
6. 22. Shareholder Special Meeting Request Rights. Majority Shareholders (60 % or more) shall have the right to request
Special Meetings of Shareholders and Special Meetings of the
Board of Directors. Majority Shareholders (60 % or more) shall be entitled to request to call, determine, give notice, and
convene a Special Meeting of Shareholders or Special Meeting of
the Board of Directors Meeting. Special Meetings of Shareholders
may be called by Majority Shareholders (60 % or more), and the Chairman of the Board of Directors. Such notice shall specify the date , format or location, time of meeting and general
nature of business to be transacted.
6. 23. Shareholders Meeting Notice Requirements. (The Following Section applies to both Shareholders and the Board of
Directors).
6. 23. 1. Fixing Record Date(s). The Board of Directors shall set the Record Date for Shareholder Meetings, Board of Directors Meetings, and Committee Meetings. Majority Shareholders (60 % or
more) shall have the right to supersede, convene, adjourn,
cancel, reschedule, and engage in the management of Fixing
Record Dates.
6. 23. 2. Fix Future Record Dates. The Board of Directors shall have the right to fix, in advance, a date as the record date for any future. Majority Shareholders (60 % or more) shall have the right to supersede, convene, adjourn, cancel, reschedule, and engage in the management of Fixing Future Record Dates.
6. 23. 3. Qualification of Voters to Receive Digital Written
Notice. Shareholders and Board of Directors entitled to receive, participate, and vote at Regular Meetings, Special Meetings, and Committee Meetings or any adjournment thereof shall receive
Notice.
6. 23. 4. Shareholders Meeting Adjournment Notice. Shareholders
and Board of Directors entitled to receive, participate, and vote at thereof shall receive Notice of Adjournment thereof.
6. 23. 5. No Annual Notice Required. Unless required by law, securities regulators, securities exchanges, or other corporate governance body, The Annual General Meeting (AGM) of
Shareholders shall be held without notice.
6. 23. 6. Upfront Notice Requirements, Not Less than 10 Days ?
No More than 60 Days. Unless otherwise provided by law, any such written notice of any meeting shall be given not less than 10 nor more than 60 days prior to the date of the meeting or any action be sent to each Board of Directors and Shareholders
entitled to vote at such meeting as of the Record Date for
determining the shareholders entitled to notice of the meeting.
6. 23. 7. Notice Sent Digitally. Timely notice in writing or digitally is permitted. Notice may be given to The Board of
Directors and Shareholders at any time thereof to all entitled to vote at Regular Meetings, Special Meetings, and Committee
Meetings. Notice may be sent digitally, via email, via mail, or meetings may be held via digital remote communication. Notice delivery method given in writing, email, or via Phone is
permitted. Meeting Location or Digitally Held. Shareholder and
Board of Director Meetings may be held at any location, either within or without the State of Florida and the USA, as may be selected from time to time by Majority Shareholders (60 % or more) and the Board of Directors. Digital Remote Communication. Meetings may be held via conference call, video conference calls, and any other medium decided by the Board of Directors. Participation via digital means shall constitute presence in person at such meeting. Meetings may be held remotely via
telephone or by remote video conferencing software.
6. 23. 8. Notice Sent Mailed. Any Notice and Waiver of Notice
sent to shareholders, if mailed, such notice shall be deemed to have been given when deposited in the United States Mail, with postage thereon prepaid, directed to the Shareholder(s) at his address as it appears on the record of Shareholder(s), or, if shall have filed with the Secretary of the Corporation a written request that notices him or her be mailed to some other address, then directed to him at such other address. The Company intends to utilize digital notices unless required by statute.
6. 23. 9. Once Sent ? Deemed Given. Any Notice and Waiver of
Notice sent to shareholders hereunder shall be deemed to have been given, sent, and made shall be deemed given or made when delivered to Shareholders and or the Board of Directors. The company after sending such Notice and Waiver of Notice to
shareholders of record will no longer have further
responsibility upon delivery. Any corporate communication sent by the Corporation, the Transfer Agent, or Proxy management
services shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy
material, payment, distribution or other matter. The obligation to respond to corporate Notices, Waiver of Notices, and various other corporate communications will be the responsibility of Shareholders. Shareholders by purchasing shares affirmatively consent to receiving notices, demands, requests, reports,
documents or proxy materials via electronic mail or by the
Internet or via any means the company sees fit to efficiently achieve its objectives. The Company intends to utilize digital notices unless required by statute.
6. 23. 10. Notice Sent. Notice may be given and sent to
Shareholders and The Board of Directors at any time thereof to all entitled to vote at Regular Meetings, Special Meetings, and Committee Meetings. Any notice, demand, request, report, document or proxy materials required or permitted to be given to Shareholders and The Board of Directors and pursuant to this
Articles of Incorporation shall be in the format at the
discretion of the Board of Directors and approved by Majority Shareholders (60 % or more).
6. 23. 11. Notice Format for Shareholders or Board of Directors Meetings of AFR Inc. Notice.
( The Following Shall be the Format for Notice and Waiver of
Meeting.)
6. 23. 11. 1. Actions of Shareholders. Resolved, the
undersigned, _ NAME OF SHAREHOLDER _, being the Shareholders of
AFR Inc. ("Corporation"), in accordance with laws of the State of Florida shall Conduct all Corporate Resolution Approvals, Authorizations, and Actions at the Shareholders Meeting.
6. 23. 11. 2. Meeting Called. The Meeting was called by the
Board of Directors and or Shareholders of AFR Inc.
6.22. 11. 3. Meeting Date and Time. The Meeting of _ AFR Inc.
shall be Held on the MONDAY ? MONTH 1, 20XX at 5:00 PM to
7:00PM., Remotely.
6. 23. 11. 4. Meeting Agenda and Actions. The Meeting was held on the MONDAY ? MONTH 1, 20XX at 5:00 PM to 7:00PM. Set forth herein signed by the incorporator prefixed to the minutes of this meeting. Shareholders does hereby take the following
actions. Now, Therefore, be it Resolved, and hereby accepted and approved by Shareholders.
Purpose or Purposes of Proposed Meeting Disclosed. If required, a brief description of the business, text of the proposal, and text of any resolutions proposed for consideration or desired to be brought before the meeting and transaction of other business on such date. The List of Resolutions Requested for Meeting
shall be listed.
6. 23. 11. 5. Votes Cast and Recorded. Business shall be brought before the Meeting and Votes shall be cast and Recorded requiring Majority Shareholder (60 % or more) and Majority Board of Directors Approval.
1. Adoption of ___ITEM 1 _Resolution__(s)
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
6. 23. 11. 6. Signatures.
1. Chairman of the Board of Directors Name:_______________
Signature: ____________________Date: MONTH 1,20XX
2. Director Name:_____________________________________
Signature: ___________________Date: MONTH 1,20XX
3. Officer ? President
Name:_____________________________Signature:
___________________Date: MONTH 1,20XX
4. Majority Shareholder
Name:___________________________Signature:
____________________Date: MONTH 1,20XX
6. 23. 11. 7. Notice Delivery Method Given. 		Digitally Sent
or via Transfer Agent. (Optional).
6. 24. Waiver of Notice of AFR Inc. Board of Directors Meeting.
The Board of Directors of the Company and in accordance with the company Articles of Incorporation filed with the Secretary of
State of Florida shall hold a Board Meeting or Shareholders
Meeting of AFR Inc. The Meeting ofAFR Inc. shall be Held on the
Monday --Month # , 20XX at 5:00 PM to 7:00PM. , Remotely. And
hereby agree that any lawful business properly brought before the meeting or any adjournment thereof may be transacted. The undersigned, being Board of Directors entitled to act, hereby waives the right to a meeting and executes the following Action by Written Consent. (Note: Waiver Notice. A Waiver of Notice of Meeting must be signed and returned to the Company by the Board of Directors and Shareholders. A Written waiver of any notice, signed by a Shareholders or Directors, or waiver by electronic or digital transmission by such Parties, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Persons. Notice of a Meeting need not be given to any
Shareholder or Director who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any Shareholder or
Director. A notice, or waiver of notice, need not specify the
Purpose of any meeting of the Shareholders and Board of
Directors. A Signed copy of the Waiver needs to be signed and returned to the company if the Board of Directors and or
Shareholders intend to waive their right and select to resolve via an Action by Written Consent Paper meeting.)
Waiver Signatures.
1. Chairman of the Board of Directors Name:_______________
Signature: __________________Date: MONTH 1,20XX
2. Director Name:______________________________________
Signature: _________________Date: MONTH 1,20XX
3. Officer ? President
Name:______________________________Signature:
_________________Date: MONTH 1,20XX
4. Majority Shareholder Name:___________________________
Signature: __________________Date: MONTH 1,20XX
The Process shall include the following.
1. Meeting Notice shall be sent to Shareholders and Returned to the Company by Shareholders.
2. Meeting Waiver shall be sent to Shareholders and Returned to the Company by Shareholders.
3. Special Shareholder Meeting Action By Written Consent shall be sent to Shareholders and Returned to the Company.
Board of Directors Ratification of Shareholder Actions. Board of Directors Ratification of Shareholder Meeting Action By Written Consents. shall be Signed, further approved, ratified, and returned by the Chairman of the Board of Directors, and any
other duly authorized participant to the company.
6. 25. Shareholder Reply to the Company. Any notice to the
Corporation shall be deemed given if received digitally or in writing by the Corporation. To the fullest extent permitted by law, the Corporation may rely and shall be protected in relying on any notice or other document from a shareholder if believed by it to be genuine. Voting Proxies. Proxies, proxy voting, and proxy related information and submission can be made via www.AFRFIN.com >> The Company intends to utilize digital notices unless required by statute.
6. 26. Shareholders Meeting Quorum. Quorum shall consist of shareholders representing 60% or more to proceed with actions and resolutions.
6. 26. 1. Shareholders Quorum Required. A Roll Call shall be carried out and a quorum of the meeting shall be constituted when a Majority of Shareholders (60 % or more), Board of
Directors, Committee Members are present in person or by means of a conference telephone or telecommunications software and can hear each other. The presence of a quorum determination is
necessary to transact business at a meeting. A Quorum is
utilized to authorize or to propose any action at a meeting at which Majority of Shareholders (60 % or more) or Board of
Directors and shares entitled to vote thereon were present,
voted, or delivered such votes to the company and was duly
adopted via a corporation resolution. After establishing Quorum such quorum shall not be broken by the subsequently withdrawal of any shareholders unless otherwise communicated or meeting adjourned.
6. 26. 2. Shareholders Meeting Quorum. 54 % Minimum, 60 % or
more voting shares to pass resolutions. Shareholder Meeting
Quorum shall be established via Shares of Stock consisting of 60
% or more of voting shares, record holders or their proxies. The Quorum threshold consists of a a minimum of 54 % and a maximum of 60% or more entitled to vote at a meeting.
6. 26. 3. Shareholders Waive Quorum. Majority Voting
Shareholders (60 % or more) shall have the right to waive
Quorum.
6. 26. 4. Shareholders Matter-Specific Quorum Right. The Company reserves the right to also employ a matter-specific quorum requirement, if applicable and at the Discretion of the Chairman of the Board of Directors or Majority Shareholders (60 % or
more).
6. 27. Shareholders Designate Meeting Chairperson. Majority Shareholders (60 % or more) shall have the right to designate the meeting Chairperson including but not limited to Majority Shareholders (60 % or more) or Representatives of any meetings held and who to the fullest extent permitted by the law are
empowered to do so via Majority Shareholders (60 % or more), the
Board of Directors, and Committee meetings, votes, and actions.
6. 28. Shareholders Votes Cast and Recorded. Business shall be brought before the Meeting and Votes shall be cast and Recorded requiring Majority Shareholder (60 % or more) and Board of
Directors Approval.
6. 29. 1. Shareholders Adjournment. The Meeting is Formally
Adjourned. When a Meeting is adjourned to another TIME OR PLACE
OR Communication Format, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken or provided digitally. At the adjourned meeting, business transacted on the original date of the meeting shall be transacted. However, if after the adjournment the Board of Directors fixes a new record date for the record on the new record date entitled to notice.
6. 29. 2. Shareholders Adjournment Rights via Votes Cast.
Majority Shareholders (60 % or more) who are present in person or by proxy and who are entitled to vote may by a majority of votes cast, adjourn the meeting despite the absence of a quorum.
6. 29. 3. Shareholders Meeting Rescheduled or Cancelled.
Meetings previously scheduled may be postponed, rescheduled, or cancelled, or designated by Majority Shareholders (60 % or more)
and the Board of Directors entitled to vote. Majority
Shareholders (60 % or more) and Board of Directors shall be
given Notice of Meeting location details, cancellations, postponements, or held remotely via digital means.
6. 30. Shareholders Meeting Minutes. The Meeting Minutes
including the Board of Directors, Committee, and Shareholder
Meeting Minutes are to be recorded, kept, and attached when
prepared in the Company?s Minute Book and available to the Board of Directors for review.
6. 31. Shareholders Annual General Meeting (AGM)
6. 31. 1. Shareholders Regular Meeting Annual Date. The Annual
General Meeting (AGM) of Shareholders commencing with the year of Incorporation shall be held on February 13 of each year or at the discretion of the Shareholders or not at all unless required by law.
6. 31. 2. Shareholders Meeting Location. The Shareholders Annual Meeting (AGM) may be held at such place or remotely via digital or virtually if any as shall be determined by Majority
Shareholders (60 % or more) and the Board of Directors. The
Meeting may be held either within or without the State of
Florida, on such date and at such time as shall be designated by a vote of the Majority Shareholders (60 % or more) and the Board of Directors.
6. 31. 3. Shareholders Meetings Rescheduled or Cancelled. The
Annual General Meeting (AGM) of Shareholders may be postponed, rescheduled, or cancelled previously scheduled shall be designated by a vote and approval of the Shareholders and the
Board of Directors. Shareholders shall be notified of
Shareholder Meeting location details, cancellations,
postponements, or held remotely via digital means. The
Shareholders Meeting previously scheduled may be postponed, rescheduled, or cancelled shall be designated by a vote and approval of the Shareholders and the Board of Directors.
Entitled Shareholders and Board of Directors shall be given
Notice of Meeting location details, cancellations,
postponements, or held remotely via digital means.
6. 31. 4. Shareholders Meeting Conduct. The Board of Directors
at The Annual General Meeting (AGM) of Shareholders shall be responsible to advise the company and assist the company. The
Annual General Meeting (AGM) of Shareholders shall be led by the
Board of Directors unless Majority Shareholder (60 % or more) representing more than 60% of voting control would like to participate or lead such meetings. The Board of Directors shall designate a Person to serve as chairman of any meeting who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the Board of Directors and Majority Shareholders (60 % or more). To the fullest extent permitted by law, the Board of Directors and Majority
Shareholders (60 % or more) shall have full power and authority concerning the manner of conducting any Regular Meetings,
Special Meetings, Committee Meetings, or any other meeting or any adjournment thereof of the Corporation or solicitation of approvals in writing. Board of Directors may deem necessary or advisable concerning the conduct of any meeting unless superseded by Majority Shareholders (60 % or more).
6. 32. Shareholders Meeting (The Following Shall be the Action
By Written Consent Minutes Format for Resolutions, Actions, and Approvals of Meetings.)
6. 32. 1. Actions of the Shareholders. Resolved, the
undersigned, _ NAME _, being the Shareholders of AFR Inc. ("Corporation"), in accordance with laws of the State of Florida
Shall Conduct all Corporate Resolution Approvals,
Authorizations, and Actions at the Board of Directors Meeting.
6. 32. 2. Shareholders Meeting Called. Meetings shall be called by the Chairman of the Board or by Majority Shareholders.
6. 32. 3. Shareholders Meeting Date and Time. The Meeting of _
AFR Inc. __ shall be Held on the Monday ? MONTH 1, 20 XX at 5:00
PM to 7:00PM., Remotely.
6. 32. 4. Shareholders Meeting Actions. The Meeting was held on
Monday ? MONTH 1, 20XX at 5:00 PM to 7:00PM. Set forth herein signed by the incorporator prefixed to the minutes of this
meeting. The Shareholders hereby take the following actions.
Now, Therefore, be it Resolved, and hereby accepted and approved by Shareholders. The List of Resolutions for the Meeting shall be listed and approved by Shareholders.
6. 32. 5. Shareholders Votes Cast, Recorded, and Signed.
Business shall be brought before the Meeting and Votes shall be cast and Recorded requiring Majority Shareholder (60 % or more)
and Majority Board of Directors Approval.
1. Majority Shareholder Name:___________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
2. Chairman of the Board of Directors Name:_______________
Signature: __________________Date: MONTH 1,20XX
6. 32. 6. Board of Directors Approve any other business as may be brought before the meeting. Previous Meeting Minutes, Actions, and Approvals shall be Resolved. Resolved, all Previous Meeting Minutes and Actions shall be approved and accepted. Meeting Is convened and Minutes shall be prepared.
6. 33. Shareholder Regular Meeting. The Regular Shareholders
Meetings shall be not be required if deemed unnecessary by Majority Shareholders (60 % or more) and the Board of Directors unless otherwise required by law, securities regulators, securities exchanges, or other corporate governance body.
6. 34. Shareholders Special Meetings.
6. 34. 1. Special Meeting Majority Shareholder Rights. Special Shareholder Meetings shall only be requested by Majority
Shareholders representing 60 % Percent or more voting ownership.
6. 34. 2. Notice and Approval Process. Special Shareholder
Meetings Notice, Waiver, and Action By Written Consent Process shall be the same format and process as the Regular Shareholder Meeting Notice and Approval Process.
The Process includes. 1. Special Shareholder Meeting Notice shall be sent to Shareholders and Returned to the Company.
2. Special Shareholder Meeting Waiver shall be sent to
Shareholders and Returned to the Company.
3. Special Shareholder Meeting Action By Written Consent be sent to Shareholders and Returned to the Company.
4. Board of Directors Ratification of Shareholder Actions.
Special Shareholder Meeting Action By Written Consents shall be Signed, further approved, ratified, and returned by the Chairman of the Board of Directors, and any other duly authorized participant to the company.



7. Article SEVEN. Board of Directors.
7. 1. Board of Directors Purpose, Authority, and
Responsibilities. The Board of Directors shall exercise all such powers and do all such acts as may be exercised by the corporation subject to the provisions of the Articles of Incorporation, the Corporate Bylaws, Resolutions, Provisions,
and Amendments thereafter. The Board of Directors shall have oversight authority of the company, The Board of Directors shall not be responsible for the day-to-day business, operations,
oversight of the business units or external parties. The Board of Directors shall have the right and not the obligation to
approve, adopt, reject, or abstain from corporate resolutions and attending Meetings of the Board of Directors and any
Committee Meetings. The Board of Directors shall see to it that the interest of shareholders to Approve, Adopt, Ratify, and
fulfill all resolution actions presented to shareholders.
7. 2. Board of Directors Nomination, Election, Approval,
Appointment Oversight Rights. The Board of Directors shall have the right to oversee the Board of Directors Nominations,
Selections, Elections, Approvals, Rejections, or Abstinence
rights for the election of the Board of Director Candidates at
The Annual General Meeting (AGM) of Shareholders or any Majority Shareholder (60 % or more) Approved Special Meeting.
7. 3. Number of Directors on the Board of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than ONE (1) nor more than FIVE (5). The number of initial directors shall be one (1). The Board of
Directors shall be fixed at _ONE__(1) and shall increase to _FIVE_(5)__ Board Members via an approval from Majority
Shareholders (60 % or more)  and at the discretion of the
Chairman of the Board of Directors. An increase or decrease in the Number of Directors or Members of the Board Directors shall be subject to a Majority Shareholder (60 % or more) Approval.
7. 4. Board of Directors Term. Director Terms may be from (ONE)
1 up to (FIVE) 5 Year(s) Director Terms This includes Directors selected to fill a vacancies(s) or newly created directorship(s). Directors shall hold office until the next
Annual General Meeting of Shareholders for the election of
directors or otherwise decided. Corporate resolutions and
Director Agreements shall stipulate Board of Director Terms.
7. 5. Director Termination and Removal. Board of Directors,
Committee, and Individual Board Member Removal Rights. Directors
may be terminated at-will by the Chairman of the Board of
Directors or via a Majority Shareholder (60 % or more) vote.
Majority Shareholders (60 % or more) shall have the right and not the obligation of removing, disbanding, re-constituting the entire Board of Directors, Committees of the Board of Directors,
and Individual Board Member Directors. Majority Shareholders (60
% or more) shall have the right and not the obligation of
requesting the modification, implementation, revocation of all
Board of Directors corporate resolutions and Committee Charters. Majority Shareholders (60 % or more) are entitled to vote at an election of directors and shall have the right to Remove
Directors via an Action by Written Consent Approval Action
Document. Majority Shareholders (60 % or more) at any time Irrespective of Board classification may disband the Board of Directors and elect a new Board of Directors with a similar Classification with or without the same Directors. All approval resolution actions shall be subject to a Majority Shareholder
(60 % or more) Right to Nominate, Select, Elect, Approve,
Reject, or Abstain for actions approved by the Board of
Directors. After receiving Majority Shareholder (60 % or more) Approval, the Board of Directors shall have the right to further approve, adopt, reject, or abstain, remove, and replace any director, with or without cause, at any time and for any reason or no reason. Notice of the Vote of Dismissal. Removed Board
Member(s) shall be removed verbally, in writing, or any
communications format as the company, the Board of Directors, and Shareholders Approve as they see fit. There are a multitude of reasons why the services of Board or Committee Member may no longer be needed including but not limited to Shareholders may not seek the re-election of Directors, Directors Resignation from the Board of Directors, mutual agreement termination, for cause terminations, legal regulations, or due to the death of a Director. Notice of Director Resignation. Directors that seek to resign shall provide the Company with notice of resignation within 50 days in order to transition the Director?s departure and prepare for the Director?s successor.
7. 6. Board of Directors Vacancies. Directorships created as a result of an increase in the size of the Board of Directors or vacancies (whether by death, resignation, retirement, disqualification, removal or other cause) shall be nominated, approved, and ratified by a Majority Vote (60 % or more) of Shareholders and Board of Directors.
7. 7. Board of Directors Resignations. Director Resignations
shall be sent in writing or by electronic transmission of
written notice to the Chairman of the Board of Directors.
Resignations shall become effective at the time received or as otherwise specified therein based on the Board of Directors discretion, Majority Shareholder (60 % or more) approval, and company formally accepting such resignation. Barring any issues resignations shall become effective and executed upon receipt by the Corporation.
7. 8. Board of Directors Newly Created Directorships and
Vacancies. Newly Created Directorships resulting from an
increase in the number of directors and vacancies occurring on the Board of Directors or respective Committee for any reason except the removal of directors by shareholders may be filled by a vote of the majority of the Directors then in office. A
Director elected to fill a vacancy shall be elected to hold
office for the unexpired term of his predecessor or otherwise indicated by Majority Shareholders (60 % or more) or the
Chairman of the Board of Directors.
7. 9. Board of Directors Disbanded. The Board of Directors shall have the right to further approve, adopt, reject, or abstain from dis-banding Committees of the Board of Directors and
modifying or revoking All Committee Charters.
7. 10. Board of Directors Officer Nomination, Election,
Approval, and Appointment Oversight Rights. The Board of
Directors shall have the right to oversee Officer Nomination, Selection, Election, Approval, Rejection, or Abstinence Process
for election of the Board of Director Candidates at The Annual
General Meeting (AGM) of Shareholders or any Majority
Shareholder (60 % or more) Approved Special Meeting. The Board of Directors shall be responsible for the management,
preparation, and approval process for Officers and other
executives to serve in corporate roles.
7. 11. Board of Directors Officer Removal Oversight Rights. The
Board of Directors shall have the right to further approve,
adopt, reject, or abstain from removing Officers.
7. 12. Board of Directors Obligation for Ratification of All Shareholder Approved Corporate Resolution and Actions. The Board
of Directors shall further Approve, Accept, Adopt, and Ratify and fulfill all Shareholder Action Resolution Actions taken and this shall serve as a formal approval. The Board of Directors shall implement, execute, and further ratify Majority
Shareholder (60 % or more) Action by Written Consent Approval Documents and Actions without a Vote.
7. 13. 1. Board of Directors Classification ?Staggered Board?.
The Company reserves the right to implement a Corporate
Resolution to execute the following Staggered Board of Directors
Term Provision(s) to ensure continuity, long-term focus, and various other purposes.
7. 13. 2. Board of Directors Classification Implementation. The following shall be effectuated, implemented, and executed subject to a Majority Approval (60 % or more) of eligible voting Shareholders of AFR Inc. in the form of an Action by Written
Consent Approval Document or a Special Meeting of Shareholders.
7. 13. 3. Board of Directors Classification Terms. The new Re-
terming of the Board of Directors shall be as follows in the event of implementation; The Board of Directors shall be divided into THREE (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year.
The term of office of Class 1 Board of Director Members shall be elected for ONE (1) to (2) TWO years.
The term of office of Class 2 Board of Director Members shall be elected for THREE (3) years.
The term of office of Class 3 Board of Director Members shall be elected for FIVE (5) or more years.
The Chairperson and the President shall be a Class 3 Director
(unless a vote (60% Percent or more) of Common Stock
Shareholders elects to amend the Articles of Incorporation), to modify the classification specification of Class one (1), two
(2), and three (3) Board of Director Members. At each Annual Shareholders Meeting (AGM) the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring respective to the class.
7. 13. 4. Board of Directors Declassification Requests. The
Board of Directors and the Committees of the Board of Directors
shall review, consider, recommend, and request an Action by
Written Consent Approval Document from Majority Shareholders (60
% or more) to alter, de-classify, effectuate, implement, and execute declassification or alterations thereof.
7. 14. Board of Directors Initial Director(s). The Initial
Director of AFR Inc.: Kamran Heydari.
7. 15. Board of Directors Stock and Capital Structure Action and
Rights.
7. 15. 1. Board of Directors Stock Issuance. Board of Directors
shall have the right to approve or effectuate the Issuance of
Company Stock, the re-purchase of Company Stock (?Stock Buyback Programs) and the authorization and distribution of dividend payments.
7.15. 2. Board of Directors Rights - Amendment of or
Modification of Number of Shares and Other Capital Related Initiatives. The amendment or modification of the Number of
Shares or any other capital structure, allocation, and
management initiatives including but not limited to stock
splits, reverse stock splits, and any other adjustments to
securities and assets of the Corporation.
Debt and Credit. Majority Shareholders (60 % or more) shall have the right to approve, reject, abstain, or effectuate the
issuance of debt or any other capital instrument and facility.
This does not include at the business unit-level the ability to borrow and lend company?s capital unless otherwise approved by Majority Shareholders (60 % or more) and the Board of Directors. Employee Stock Option Plans. Majority Shareholders (60 % or
more) shall have the right to approve or effectuate Employee
Stock Option Plans. All share-related and capital structure
changes instituted by the Board of Directors or Committees of the Board of Directors shall be subject to the Majority
Shareholders (60% Voting or More) voting approval or rejection.
7. 16. Board of Directors Amendment of or Modification of
Articles of Incorporation Rights. The Board of Directors after receiving approval from Majority Shareholders (60 % or more)
shall have the right to approve, reject, abstain, or effectuate the amendment or repeal, of articles of incorporation or any other material corporate action, documents, or rights. The Board of Directors shall request a Shareholder Meeting or Board of
Directors Meeting and request Majority Shareholder (60 % or
more) Approval for the Amendment of or Modification of Articles
of Incorporation.
7. 17. Board of Directors Amendment of or Modification of
Bylaws. The Board of Directors after receiving approval from
Majority Shareholders (60 % or more) shall have the right to approve, reject, abstain, or effectuate the amendment or repeal, of bylaws or any other material corporate action, documents, or rights. The Board of Directors shall request a Shareholder
Meeting or Board of Directors Meeting and request Majority
Shareholder (60 % or more) Approval for the Amendment of or Modification of Bylaws.
7. 18. Board of Directors Purchase, Sell, Merge, Dissolution, or
other Corporate Action Authority Rights. The Board of Directors
shall be responsible for the oversight, management, and
execution of any strategic related transactions. Majority
Shareholders (60 % or more) shall further approve, adopt,
reject, and abstain regarding the sale, purchase, strategic
review, or any other transactions. This includes but is not
limited to purchase offers, tender offers, exchange offers,
rights offers, mergers and acquisitions (M&A) offers, stock
splits, reverse stock splits, stock buybacks, asset sales, other corporate assets, strategic initiatives, strategic transactions, and strategic investments. The Board of Directors and
Shareholders shall be presented any material transactions and actions that the corporation is considering to be party to
including but not limited to purchasing, selling, leasing,
exchanging, or otherwise disposing of assets of the corporation. Additionally, this includes any approval of any merger, consolidation, or other business combination of the Corporation and, to the fullest extent permitted by law, may decline to do so in its sole and absolute discretion and, in declining to
approve a merger, consolidation or other business combination. Dissolution Authority. After receiving approval from Majority Shareholders (60 % or more), the company shall execute or effectuate dissolution of corporate assets.
7. 19. Board of Directors and Officers Indemnification. The
Company shall NOT indemnify Directors and Officers. The
Corporation has no duty to provide and pay for Directors and
Officers Insurance, Errors and Omissions Insurance, or any other Indemnification method. However the corporation reserves the right to have the discretion to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative related to their duties at the
AFR Inc..
7. 20. Board of Directors Legal and other Expense Coverage. The Company shall NOT Pay for Board of Directors Legal and other
Expense. The Corporation has no duty to provide and pay for
Legal and other Expenses. The Company unless otherwise
documented shall NOT make reimbursements for expenses incurred in defending against a claim or prosecution, make payment for settlements or judgements, or payment for Officers or Directors insurance. Shareholders and the Corporation at the discretion of the Board of Directors may provide, compensate, and or reimburse Directors, beneficial large holders of stock who are also
Directors , and Senior Executive Officers.
7. 21. Board of Directors Compensation. The Chairman of the
Board of Directors after receiving Majority Shareholder (60 % or more) Approval shall have the right to execute compensation arrangements related to directors for serving on the Board of Directors or on any Committee. The Chairman of the Board of
Directors after receiving Majority Shareholder (60 % or more)
approval may pay for expenses and the reimbursement of expenses of directors in connection with services provided by directors to the Corporation. The Director positions may be unpaid until the company decides otherwise.
7. 22. Board of Directors Meetings. Board of Directors meetings shall occur once a year or at the discretion of the Chairman of the Board of Directors, or at the request of Majority
Shareholders (60 % or more) or required by securities law. The Chairman of the Board of Directors shall call and determine the time, date, place, format, and provide notice, call to order, and convene Board of Directors. Board of Directors Meetings
shall be held at such a place within or without the State as is designated by the Chairman of the Board of Directors including
Regular Board of Director Meetings.
Board of Directors Quorum. The Chairman of the Board of
Directors shall call to order, execute, convene actions of the
Board of Directors without the presence of Quorum. The Quorum approval or rejection threshold shall consist of Majority of
Votes to carry or reject resolutions.
7. 22. 1. Regular Board of Directors Meetings. Regular Meetings
of the Board of Directors shall be held without notice such time and at such place as shall from time to time be determined by the Chairman of the Board of Directors or according to a
schedule of regular meetings distributed at the Discretion of the Chairman of the Board or required by regulations. Regular Meetings, in excess of the one Annual Meeting shall not be required if deemed unnecessary by the Chairman of the Board of Directors. Remote Digital Meeting. Remote meetings shall be permitted and held remotely via digital means. Board of
Directors may participate in meetings of the Board of Directors, or any committee thereof, by means digital means, and such participation in a Digital Meeting shall constitute presence in person at the meeting.
7. 23. Board of Directors Annual Meeting. The Annual Meeting of
the Board of Directors, commencing with the year of
Incorporation shall be held on February 13 of each year or at the discretion of the Chairman of the Board of Directors or
Majority Shareholders (60 % or more). The Annual Meeting of the
Board of Directors Meeting may be held via Action by Written
Consent or via Digital means. An Annual Meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders.
7. 24. Board of Directors Special Meeting. Special meetings of the Board of Directors may be called by any Chairman or Co-
Chairman of the Board of Directors or, in the absence of a
Chairman or Co-Chairman of the Board of Directors, by any
director on at least 24 hours? (or less in times of emergency)
notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of
electronic transmission or communication at such time and at such place as shall from time to time be determined by the
Chairman of the Board or Majority Shareholders (60 % or more).
Notice of any such meeting need not be given to any director, however, if waived by such director in writing or by or other form of digital communication, or if such director shall be
present at such meeting.
7. 24. 1. Board of Directors Special Meeting Request Rights.
Special Board of Directors Meetings shall be requested by
Majority Shareholders (60 % or more) voting ownership or the
Chairman of the Board of Directors.
7. 24. 2. Board of Directors Special Meeting Notice and Approval Process. Special Board of Directors Meeting Notice, Waiver, and
Action By Written Consent Process shall be the same format and process as the Regular Board of Directors Meeting Notice and
Approval Process.
The Process includes.
1. Board of Directors Special Meeting Notice shall be sent to
Board Members and Returned to the Company.
2. Board of Directors Special Meeting Waiver shall be sent to
Board Members and Returned to the Company.
3. Board of Directors Special Meeting Action By Written Consent
shall be sent to Board Members.
4. Board of Directors Special Meeting Action By Written Consents
shall be Signed, further approved, ratified, and returned by the Chairman of the Board of Directors, and any other duly authorized participant to the company.
7. 25. Board of Directors or Committee Notice Format and
Process. The Following is the example for the Company Notice,
Waiver, and Action By Written Consent by Board of Directors.
This Format Shall Apply for all Board of Directors and Committee
Meetings.
7. 25. 1. Actions of Board of Directors. As permitted and in accordance with the provisions of Florida State law under which the company was incorporated, the undersigned hereby requests a meeting of the Board of Directors.
7. 25. 2. Board of Directors Meeting Called. The Meeting shall be called by the Director, Chairman of the Board of Directors,
Officer ? President of the Company and or Shareholders of AFR
Inc.
7. 25. 3. Meeting Date and Time. The Meeting of _ AFR Inc. shall be Held on the MONDAY ? MONTH 1, 20XX at 5:00 PM to 7:00PM.,
Remotely.
7. 25. 4. Actions of Board of Directors or Committee Meeting.
The Meeting shall be held on the MONDAY ? MONTH 1, 20XX at 5:00
PM to 7:00PM. Set forth herein signed by the Board of Directors prefixed to the minutes of this meeting. Resolved, the undersigned, _ NAME_, being the Director, Chairman of the Board of Directors, Officer ? President of the Company. The Board of Directors Shall conduct all Corporate Resolution Approvals, Authorizations, and Actions at the Board of Directors Meeting.
7.25. 5. Board of Directors Approval. Now, Therefore, Be it
Resolved, and hereby accepted and approved herein. The List of Resolutions for the Meeting shall be listed.
7. 25. 6. Board of Directors Approve any other business as may be brought before the meeting. Previous Meeting Minutes and
Actions Approval. Resolved, all Previous Meeting Minutes and
Actions shall be approved and accepted.
7. 25. 7. Votes Cast, Recorded, and Signed. Business shall be brought before the Meeting and Votes shall be cast and Recorded requiring Majority Shareholder (60 % or more) and Majority Board of Directors Approval.
1. Chairman of the Board of Directors and Director Name:_______________ Signature: __________________Date: MONTH
1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
2. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
4. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
5. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
7. 25. 8. Board of Directors Waiver of Notice of Meeting. The
Board of Directors of the Company and in accordance with the company Articles of Incorporation filed with the Secretary of
State of Florida shall hold a Board Meeting or Shareholders
Meeting of AFR Inc. The Meeting of AFR Inc. shall be Held on the Monday --Month # , 20XX at 5:00 PM to 7:00PM. , Remotely. And
hereby agree that any lawful business properly brought before the meeting or any adjournment thereof may be transacted. The undersigned, being Board of Directors entitled to act, hereby waives the right to a meeting and executes the following Action
By Written Consent. Waiver Signatures.
1. Chairman of the Board of Directors and Director Name:______Signature: __________________Date: MONTH 1,20XX
2. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
3. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
4. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
5. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
7. 25. 9. Board of Directors Meeting. (The Following Shall be
the Action By Written Consent Minutes Format for Resolutions,
Actions, and Approvals of Meetings.
7. 25. 9. 1. Actions of the Board of Directors. Resolved, the undersigned, _ NAME _, being the Directors of AFR Inc. ("Corporation"), in accordance with laws of the State of Florida
Shall Conduct all Corporate Resolution Approvals,
Authorizations, and Actions at the Board of Directors Meeting.
7. 25. 9. 2. Board of Directors Meeting Called. The Meeting was
called by the Board of Directors of AFR Inc.
7. 25. 9. 3. Board of Directors Meeting Date and Time. The
Meeting of _ AFR Inc. __ shall be Held on the Monday MONTH1,
20XX at 5:00 PM to 7:00PM., Remotely.
7. 25. 9. 4. Board of Directors Meeting Actions. The Meeting was
held on the Monday ?MONTH1, 20XX at 5:00 PM to 7:00PM. Set forth herein signed by the Directors prefixed to the minutes of this meeting. The Board of Directors does hereby take the following actions. Now, Therefore, be it Resolved, and hereby accepted and approved by Shareholders. The List of Resolutions for the
Meeting shall be listed and approved by Shareholders.
7. 25. 9. 5. Board of Directors Votes Cast, Recorded, and
Signed. Business shall be brought before the Meeting and Votes shall be cast and Recorded requiring Majority Shareholder (60 %
or more) and Board of Directors Approval.
7. 25. 9. 6. Board of Directors Approve any other business as may be brought before the meeting. Previous Meeting Minutes and Actions Approval. All Previous Meeting Minutes and Actions shall be approved and accepted.
7. 25. 9. 7. Board of Directors Approval and Ratification of Shareholder Approvals and Actions. Upon a Shareholder Actions,
the Board of Directors shall further Approve and Ratify the
Actions of the Shareholders.
7. 25. 9. 8. Board of Directors Action By Written Consent Paper Meeting Permitted. The Board of Directors Shall have the right to Action By Written Consent Paper Meetings. Majority
Shareholders (60 % or more) shall have the right to Approve and
Ratify All Action by Written Consent Paper Board Meetings. Board
of Directors Signatures.
1. Chairman of the Board of Directors Name:_______________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
2. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
4. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
5. Director Name:______________________________________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
7. 26. Committees
7. 26. 1. Committee Formation and Empowerment. The Board of
Directors shall have authority to empower, designate, and form new Committees of the Board of Directors. Committees shall
produce corporate resolutions that achieve the purpose of the
Committee.
7. 26. 2. Committee Nomination, Election, Approval, Appointment,
and Authority. The Board of Directors, by resolution adopted by the Board of Directors, may designate from among its members consisting of ONE (1) to FIVE (5) Directors. Directors shall be elected to hold office until the next Annual Shareholders
Meeting (AGM) of the Corporation or until their successors are duly nominated, elected, approved, appointed, and shall qualify, or unless sooner displaced, removed, or resigned.
7. 26. 3. Committee Director or Member Removal Rights. The
Chairman of the Board of Directors after receiving approval from Majority Shareholders (60 % or more) shall have the right to remove committee members and disband and re-constitute
Committees.
7. 26. 4. Notice of the Vote of Dismissal. Removed Board
Member(s) shall be removed verbally, in writing, or any
communication format as the company, the Board of Directors, and Shareholders Approve as they see fit.
7. 26. 5. Majority Approval. Committee-ships created as a result of an increase in the size of the Committee or vacancies
(whether by death, resignation, retirement, disqualification, removal or other cause) shall be nominated, approved, and
ratified by a Majority Vote (60 % or more) of Board of Directors and Shareholders.
7. 26. 6. Committee Resignations. Committee Resignations shall be sent in writing or by electronic transmission of written
notice to the Chairman of the Board of Directors. Resignations
shall become effective at the time received or as otherwise
specified therein based on the Board of Directors discretion,
Majority Shareholder (60 % or more)  approval, and company
formally accepting such resignation. Barring any issues
resignations shall become effective and executed upon receipt by the Corporation.
7. 26. 7. Committee Newly Created and Vacancies. Newly Created Directorships resulting from an increase in the number of directors and vacancies occurring on the Board of Directors or respective Committee for any reason except the removal of directors by shareholders may be filled by a vote of the
Majority of the Directors then in office. A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor or otherwise indicated by Majority Shareholders (60 % or more) or the Chairman of the Board of
Directors.
7. 26. 8. Committee Disbanded. The Board of Directors shall have the right to further approve, adopt, reject, or abstain from dis-banding Committees of the Board of Directors and modifying or revoking All Committee Charters.
7. 26. 9. Committee Majority Approval. Majority Committee Votes
shall be required to Accept, Reject, and Abstain from Board of Directors Committee resolutions and recommendations. The Board of Directors shall have the right to further approve, adopt, reject, or abstain, or attend Board of Directors Meetings and any Committee Meetings.
7. 26. 10. Committee Minutes. Each Committee shall keep regular minutes of its meetings and report the same to the Board of
Directors when required.
7. 26. 11. Independent Directors. Independent Board Member do
not have stock ownership or otherwise in the company and thereby creating a conflict of interest.
7. 26. 12. Conflict of Interest Policy. In the event of a
Director or Officer Conflict of Interest the following conflict of interest agreement and policy shall be implemented. If a
Director abstains from voting on any matter in which he or she has a conflict of interest, the vote of the majority of the
total number of directors who have not so abstained shall be the act of the Board of Directors. The Conflict of Interest
Agreement shall be utilized if required. Conflict of Interest is permitted, however a disclosure and adherence to Conflict of
Interest policy and disclosure shall be required. Conflict of
Interest includes but not limited to Directors owning stock in the company while serving on the Board, Officers owning stock while serving at the company, outside interests, outside
benefits, and any other arrangement that may impact the Company or requires an exchange of value shall be disclosed to the
Chairman of the Board of Directors or respective group Officers.
The threshold shall be above $75,000.00.
7. 26. 12. 1. Conflict of Interest Designation and Disclosure. Insiders shall complete the following to inform the company of material conflicts of interest. Please Deliver such materials to the Chairman of the Board of Directors or respective group
Officers. I hereby certify that the information set forth above is true and complete to the best of my knowledge. I have
reviewed and agree to abide by the Conflict of Interest
Disclosure requirements described herein.
Name:___________________Title:
______Director/Officer__________Signature: ________________Date:
____________
Description of Conflict: ___FILL OUT___________
7. 26. 12. 2. Conflict of Interest or Insider Acceptance and Signatures. Agreed and Accepted: Name:___________________Title:
______(Director/Officer)__________Signature:
________________Date: ____________
7. 26. 12. 3. Company Acceptance and Signatures. Agreed and
Accepted: Chairman of the Board of Directors Name:___________
Signature: ___________Date: Month X, 20XX
7. 26. 13. Company Insider Trading Policy. The Company Insider
Trading Policy shall be determined by and at the discretion of the Chairman of the Board of Directors and subject to Majority Shareholder approval, rejection, or abstinence. Company Insider Trading Policy shall be included in agreements as necessary or required by law.
7. 26. 14. Committee Authority Rights. The committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time.
7. 26. 15. Board of Directors and Committee Rights to Private Discussion. The Board of Directors shall have the right to further approve, adopt, reject, or abstain from requesting board of director related deliberations to be held off the record.
Majority Shareholders shall have the right and not the obligation to approve, adopt, reject, or abstain from requesting
Board of director-related deliberations to be on or off the record. Majority Shareholders (60 % or more) shall have the right to attend or participate in Committee Meetings of the Board of Directors.

7. 27. Nominating, Governance, and Compensation Committee Formation, Empowerment, and Charter
7. 27. Nominating, Governance, and Compensation Committee Purpose. The charter sets forth the purpose of the Nominating, Governance, and Compensation Committee (the ?Nominating, Governance, and Compensation Committee?) of the Board of Directors (?Board?) of AFR Inc. (?The Company?). The primary purpose of the Nominating, Governance, and Compensation Committee is to facilitate the Nomination, Corporate Governance, and Compensation initiatives.
7. 27. 1. Duties. The members of the Nominating, Governance, and Compensation Committee shall be nominated, elected, voted on, approved, and appointed by the Board of Directors and Shareholders and shall serve until a time when a member?s successor is elected and qualified or until resignation or removal via a majority vote of the Board of Directors or Majority Shareholders (60 % or more).
7. 27. 2. Appointment. The Chairperson of Nominating, Governance, and Compensation Committee respectively is appointed by the Chairman of the Board of Directors.
7. 27. 3. Removal. The Chairperson and Members of the Nominating, Governance, and Compensation Committee may also be replaced by the Chairman of the Board of Directors, or a majority vote of the Board of Directors or Majority Shareholders (60 % or more).
7. 27. 4. Reporting. Nominating, Governance, and Compensation Committee Session Chairperson shall report directly to the Chairman of the Board of the Directors. The Nominating, Governance, and Compensation Committee of the Board of Directors may request to meet with the individual or individuals responsible for the internal and external functions of the Company. This could include an individual who is not an employee of the Company but is performing such function at the behest of the Company.
7. 27. 5. Meeting. The Nominating, Governance, and Compensation Committee shall meet, at a minimum, within 90 days prior to the filing of each annual and quarterly report of the Company.
7. 27. 6. Meeting Frequency. The Committee Session shall meet as often as it determines, but not less frequently than two times per year, in order to full its responsibilities. The Committee shall meet at the behest of its Chairperson or majority of its members. If the Board Chair is unavailable at the meeting, the meeting may be adjourned until the Chairman is present. Annual and Quarterly Meeting. Periodically, the Nominating, Governance, and Compensation Committee shall meet to discuss with management the annual and quarterly updates and initiatives.
7. 27. 7. Executive Meeting. The Nominating, Governance, and Compensation Committee shall meet separately, and in executive sessions, with management
7. 27. 8. Informal Board of Director Report. The report may be written or take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
7. 27. 9. Digital or Remote Meetings Permitted. Meetings may be held remotely via telephone or by remote video conferencing software such as Zoom or Skype. Meeting Details shall be determined by the Chairman of the Board of Directors.
7. 27. 10. Document Authority. The Committee meeting facilitates the review, approval, rejection, and documentation of the Nominating, Governance, and Compensation Committee actions.

7. 28. The Nominating Committee Session Purpose, Authority, Responsibilities, and Composition. The Nominating Committee Session of the Nominating, Governance, and Compensation Committee identifies, reviews, evaluates, recommends, or votes for qualified individuals to serve as members of the Board of Directors and or Officers of the company. The process of identifying, recruiting, and interviewing the Board of Directors and Officer candidates is the responsibility of the Board of Directors and Nominating Committee Session. The Board of Directors may establish criteria?s, processes, and actions the Board of Directors deems appropriate to facilitate the purpose and authority of the respective established Committees.
7. 28. 1. Duties. The Nominating Committee Session is responsible for nominating, electing, and appointing members of the Board of Directors and Officer Candidates.
7. 28. 2. Presentation Rights. The Nominating Committee Session shall present to Shareholders, the Board of Directors, the Nominations for Board of Directors or Officer Candidate selections and elections.
7. 28. 3. Officer and Candidate Actions. The Nominating Committee Session shall have the right to approve, reject, or abstain from Board of Directors and Officer Candidates and Actions.
7. 28. 4. Employment and Salary Authority. The Nominating Committee Session shall have the right to approve, reject, or abstain from actions related to Executive Employment agreement(s) and salaries of Directors and Officers pending Majority Shareholder Approval.
7. 28. 5. Shareholder Ratification Rights. The Nominating Committee Session candidates and actions of the Board of Directors and Officers must be ratified by a written approval or rejection or via a Proxy Vote from Majority Shareholders (60 % or more).
7. 28. 6. Board of Directors Ratification of Shareholder Actions. The Nominating Committee Session of the Committee is required to further ratify Shareholder approvals and Actions pertaining to the Board of Directors and Officer Actions presented before shareholders.
7. 28. 7. Candidate Authority and Appointment Rights. The Nominating Committee Session is subsequently required to approve, appoint, and establish authorities, duties, and responsibilities of Board of Director and Officer Candidates.
7. 28. 8. Review and Recommendation. The Nominating Committee Session may review Board of Directors and Officers standing for reelection and make recommendations to the Board of Directors.
7. 28. 9. Shareholder Nominations. The Nominating Committee Session develops policies for efficient facilitation of nominations made by shareholders. The Nominating Committee Session shall annually consider any recommendation made by a Majority Shareholders (60 % or more) for an individual to serve as a replacement, or Director or Officer if the recommendation is presented to the Company by the date provided for inclusion in the Proxy Statement for the Annual General Shareholders Meeting (AGM) or via a Special Meeting of Shareholders (Special Shareholders Meeting), Special Meeting of Board of Directors (Special Board of Directors Meeting), and or via a Paper Meeting Action by Written Consent of The Board of Directors and Shareholders individually. Nominations shall also be in accordance with financial regulatory reporting compliance requirements of the Securities and Exchange Commission (SEC) and various filing disclosures and releases.
7. 28. 10. Nomination Powers. The Nominating Committee Session in empowered to accept, reject, or defer any Board of Director or Officer Candidates proposed from any source.
7. 28. 11. Standards Review. The Nominating Committee Session may review from time to time, but not less than annually, whether members of the Board of Directors and Officers meet the standards of independence, financial expertise, and other competencies required by the law, industry standards, the Securities and Exchange Commission (SEC), any other applicable regulatory bodies and agencies.
7. 28. 12. Leadership Planning. The Nominating Committee Session may at its discretion establish leadership planning, succession, and contingency plans for the Company, Board of Directors, and Officers.
7. 28. 13. Number. The Nominating Committee Session shall consist of 5 or more members (including a Chairperson) of the Board of Directors, who shall be nominated, elected, and voted on, approved, and appointed by the Board of Directors. The Chairperson shall be responsible for ensuring that the Committee fulfills its obligations under this Charter.
7. 28. 14. Meeting Frequency. The Nominating Committee Session shall meet as often as it determines, but not less frequently than two times per year, in order to full its responsibilities. The Committee shall meet at the behest of its Chairperson or the majority of its members.
7. 28. 15. Appointed Annual or otherwise Indicated. The Nominating Committee Session members of the Committee shall be appointed annually by the Board of Directors and on the recommendation of the Chairperson of the Board of Directors. These members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.
7. 28. 16. Removal of Committee Member. the Chairperson of the Nominating Committee Session may recommend the removal of a Board Member of the Committee as the Chairperson deems appropriate provided, however, that removal shall be made only by the Board of Directors. Members may be replaced by the Board of Directors or the Executive Committee at any time but shall otherwise serve until their successor has been appointed. Vacancies on the Nomination Committee Session shall be filled by majority vote of the Board of Directors and Majority Shareholders (60 % or more) via Action by Written Consent, Special Meeting, and or Annual Meeting of Shareholders and Board of Directors.
7. 28. 17. Knowledgeable. The Nominating Committee Session members shall be knowledgeable and generally acquainted with nomination oversight or have experience in one or more of the areas of the Committee?s responsibilities or of value to the Company.
7. 28. 18. Delegation Authority. The Nominating Committee Session shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Board of Directors, Shareholders or the Committee members may from time to time deem appropriate.

7. 29. The Governance Committee Session Purpose, Authority, Responsibilities, and Composition. The Governance Committee Session of the Nominating, Governance, and Compensation Committee is responsible for identifying, reviewing, evaluating, recommending, or voting for Corporate Governance practices, processes, guidelines, and actions applicable to the Company for efficient operation of the Board of Directors, Officers, and the company. The Board of Directors may establish criteria?s, processes, and actions the Board of Directors deems appropriate to facilitate the purpose and authority of the respective established Committees.
7. 29. 1. Actions. The Governance Committee Session shall have the authority to periodically review, discuss, and make recommendations on the structure of the Board of Directors, its respective Committees, and Committee Charter Amendments, and Corporate Governance process improvements. Committee Charters amendments requires a Majority Shareholder (60 % or more) approval.
7. 29. 2. Adviser Retention. The Governance Committee Session shall have the sole authority to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any adviser retained by the Committee and shall have sole authority to approve the adviser?s fees and external resources management.
7. 29. 3. Assessments. The Governance Committee Session may conduct an annual self-assessment. The Company shall defer to the requirements of OTCQB Exchange and Regulation A+ Tier 2 Board of Directors and Officers Assessment requirements. The Board may establish Board of Directors and Officers Assessment criteria?s, process, and action. This self-assessment shall be honest and critical of the Committee?s performance, and the performance of individual members, including acknowledgement of any areas in which improvements are useful or necessary. This self-assessment shall evaluate and review all pertinent matters that the Committee considers relevant to its performance
7. 29. 4. Subcommittees. The Governance Committee Session is responsible for establishing sub-committees, temporary, or ad hoc subcommittees, as it may from time to time find necessary or useful.
7. 29. 5. Disclosure. The Governance Committee Session shall review the Compensation disclosures in the Company's regulatory filings with the Securities and Exchange Commission, proxy statements, and other compliance-related filings.
7. 29. 6. Process Review. The Governance Committee Session may review its process, once annually, and shall make such adjustments as it may determine from time to time that are necessary or useful, and shall make disclosures of its process as may be required under the rules or otherwise.
7. 29. 5. Number. The Governance Committee Session shall consist of 5 or more members (including a Chairperson) of the Board of Directors, who shall be nominated, elected, and voted on, approved, and appointed by the Board of Directors. The Chairperson shall be responsible for ensuring that the Committee fulfills its obligations under this Charter.
7. 29. 6. Meeting Frequency. The Governance Committee Session shall meet as often as it determines, but not less frequently than two times per year, in order to full its responsibilities. The Committee shall meet at the behest of its Chairperson or the majority of its members.
7. 29. 7. Appointed Annual or otherwise Indicated. The Governance Committee Session members of the Committee shall be appointed annually by the Board of Directors and on the recommendation of the Chairperson of the Board of Directors. These members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board may determine.
7. 29. 8. Removal of Committee Member. The chairperson of the Governance Committee Session may recommend the removal of a member of the Committee as the chairperson deems appropriate provided, however, that removal shall be made only by the Board of Directors. Members may be replaced by the Board or the Executive Committee at any time but shall otherwise serve until their successor has been appointed. Vacancies on the Governance Committee Session shall be filled by majority vote of the Board of Directors and Shareholders (60 % or more)via Action by Written Consent, Special Meeting, and or Annual Meeting of Shareholders and Board of Directors.
7. 29. 9. Knowledgeable. The Governance Committee Session shall be knowledgeable and generally acquainted with Corporate Governance issues or have experience in one or more of the areas of the Committee?s responsibilities or of value to the Company.
7. 29. 10. Delegation Authority. The Governance Committee Session shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Board of Directors, Shareholders or the Committee members may from time to time deem appropriate.

7. 30. The Compensation Committee Session Purpose, Authority, Responsibilities, and Composition. The Compensation Committee
Session of the Nominating, Governance, and Compensation
Committee is responsible for identifying, reviewing, evaluating, recommending, or voting for Compensation practices, processes, guidelines, and actions applicable to the Company for efficient operation of the Board of Directors, Officers, and the company.
The Board of Directors may establish criteria?s, processes, and actions the Board of Directors deems appropriate to facilitate the purpose and authority of the respective established
Committees. The Compensation Committee Session may consider, review, and execute various compensation initiatives including but not limited to claw back policies, share retention policies, pay-for-performance policies, bonus policies, and various other compensation and benefits oversight. Compensation Changes (Compensation Shall be reviewed by the Board of Directors or at the request of the Majority Shareholders representing (60 % or more) voting shares of stock.
7. 30. 1. Actions. The Compensation Committee Session is
responsible for compensation decisions related to the Board of Directors and Officers for long-term value creation strategies that support and enhance the company?s strategic objectives and efficiency. The Compensation Committee Session has the authority to establish compensation criteria?s, processes, and actions the
Board of Directors deems appropriate to facilitate its purpose and authority.
7. 30. 2. Adviser Retention. The Compensation Committee Session
shall have the sole authority to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties.
7. 30. 3. Assessments. The Compensation Committee Session may establish Board of Directors and Officers Assessment criteria?s, process, and actions. The Company shall defer to the requirements of OTCQB Exchange and Regulation A+ Tier 2 Board of Directors and Officers Assessment requirements.
7. 30. 4. Subcommittees. The Compensation Committee Session is responsible for establishing sub-committees, temporary, or ad hoc subcommittees, as it may from time to time find necessary or useful.
7. 30. 5. Disclosure. The Compensation Committee Session shall review Compensation disclosures in the Company's regulatory
filings with the Securities and Exchange Commission, proxy
statements, and other compliance-related filings.
7. 30. 6. Process Review. The Compensation Committee Session may review its process, once annually, and shall make such adjustments as it may determine from time to time that are
necessary or useful, and shall make disclosures of its process as may be required under the rules or otherwise.
7. 30. 7. Number. The Compensation Committee Session shall
consist of 5 or more members (including a Chairperson) of the
Board of Directors, who shall be nominated, elected, and voted on, approved, and appointed by the Board of Directors. The
Chairperson shall be responsible for ensuring that the Committee fulfills its obligations under this Charter.
7. 30. 7. Meeting Frequency. The Compensation Committee Session
shall meet as often as it determines, but not less frequently than two times per year, in order to full its responsibilities.
The Committee shall meet at the behest of its Chairperson or the majority of its members.
7. 30. 8. Appointed Annual or otherwise Indicated. The
Compensation Committee Session members of the Committee shall be appointed annually by the Board of Directors and on the recommendation of the Chairperson of the Board of Directors.
These members shall serve at the pleasure of the Board of
Directors and for such term or terms as the Board may determine.
7. 30. 9. Removal of Committee Member. The chairperson of the Compensation Committee Session may recommend the removal of a member of the Committee as the chairperson deems appropriate provided, however, that removal shall be made only by the Board of Directors. Members may be replaced by the Board or the
Executive Committee at any time but shall otherwise serve until their successor has been appointed. Vacancies on the
Compensation Committee Session shall be filled by majority vote of the Board of Directors and Shareholders (60 % or more) via
Action by Written Consent, Special Meeting, and or Annual
Meeting of Shareholders and Board of Directors.
7. 30. 10. Knowledgeable. The Compensation Committee Session
members shall be knowledgeable and generally acquainted with corporate governance issues or have experience in one or more of the areas of the Committee?s responsibilities or of value to the
Company.
7. 30. 11. Delegation Authority. The Compensation Committee
Session shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Board of Directors, Shareholders or the Committee members may from time to time deem appropriate.
7. 31. Audit Committee Formation, Empowerment, and Charter. This
Audit Committee charter sets forth the purpose of the Audit
Committee (the ?Audit Committee?) of the Board of Directors
(?Board?) of AFR Inc. (?The Company?). The primary purpose of the Audit Committee is as follows.
7. 31. 1. Actions. The Board of Directors shall establish an
Audit Committee at direction of the Chairman of the Board of
Directors or Majority Shareholder (60 % or more) Approval. The members of the Audit Committee shall be nominated, elected,
voted upon, approved, and appointed by the Board of Directors and Shareholders and shall serve until a time when a member?s successor is elected and qualified or until resignation or removal via a majority vote of the Board of Directors or
Majority Shareholders (60 % or more). The Chairperson of Audit Committee is appointed by the Chairman of the Board of
Directors. The Audit Committee shall report to the Board of
Directors.
7. 31. 2. Adviser Retention. The Audit Committee shall have the sole authority to retain and terminate (or obtain the advice of)
any adviser to assist it in the performance of its duties.
7. 31. 3. Assessments. The Audit Committee may establish Board of Directors and Officers Assessment criteria?s, process, and actions. The Company shall defer to the requirements of OTCQB
Exchange and Regulation A+ Tier 2 Board of Directors and
Officers Assessment requirements.
7. 31. 4. Subcommittees. The Audit Committee is responsible for establishing sub-committees, temporary, or ad hoc subcommittees, as it may from time to time find necessary or useful.
7. 31. 5. Disclosure. The Audit Committee shall review the Compensation disclosures in the Company's regulatory filings with the Securities and Exchange Commission including proxy
statements and other compliance-related filings.
7. 31. 6. Process Review. The Audit Committee may review its process, once annually, and shall make such adjustments as it may determine from time to time that are necessary or useful, and shall make disclosures of its process as may be required under the rules or otherwise.
7. 31. 7. Committee Member Removal. The Chairperson and Members
of the Audit Committee may also be replaced by the Chairman of the Board of Directors, or a majority vote of the Board of
Directors or Majority Shareholders (60 % or more).
7. 31. 8. Reporting. The independent auditor shall report
directly to the Audit Committee.
7. 31. 9. Independent Standard. A Majority of the Audit
Committee shall be independent. Independent indicates that the Majority Independent Board Members do not have stock ownership in the company thereby resulting in a conflict of interest. The
Audit Committee may review from time to time, but not less than annually, whether members of the Audit Committee meet the standards of independence, financial expertise, and other
competencies required by the law and industry standards.
7. 31. 10. Employee or Service Provider Meeting Rights. The
Audit Committee may request to meet with the individual or
individuals responsible for the internal audit functions of the Company. This could include an individual who is not an employee of the Company but is performing such function at the behest of the Company.
7. 31. 11. Management Meeting Rights. Periodically, the Audit Committee shall meet to discuss with management the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's
Discussion and Analysis of Financial Condition and Results of Operations." Periodically, the Audit Committee shall meet to discuss with management the annual and quarterly updates and initiatives. The Audit Committee shall meet separately, and in executive sessions, with management and the independent auditor.
7. 31. 12. Informal Board of Director Report. The report may be written or take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
7. 31. 13. Audit Committee Authority and Responsibilities. The
Audit Committee is responsible for approving actions related to the independent oversight of financial audits, financial
statements, and financial reporting responsibilities.
7. 31. 14. Inception Audit Approval. The Audit Committee is responsible for approving actions related to the Inception
Audit.
7. 31. 15. Annual Audit, Auditor Approval and Appointment. The
Audit Committee may approve and supervise the engagement,
appointment, review, and termination of the Company?s
independent auditors. The Audit Committee is responsible for overseeing the preparation and delivery of the Annual Audit and Auditors? Statement as well as discussing with the independent auditors any relationships or services disclosed in this
Statement that may impact the quality of audit services or the objectivity and independence of the Company?s independent auditors. The Audit Committee is responsible for Authorizing payments for Audit Fees and all audit related expenses.
7. 31. 16. Authority to Approve Accountant, Administrator,
Counsel, or other financial service provider experts. The Audit Committee Session shall have the sole authority to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties. The Committee shall be
responsible for the appointment, compensation, and oversight of the work of any adviser retained by the Committee and shall have sole authority to approve the adviser?s fees and external
resources management. The Audit Committee is responsible for appointing, compensating, retaining, and overseeing the work of any Public Company Accounting Oversight Board (PCOAB) registered accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation
services. The Committee may request any officer or employee of the Company or the Company's outside counsel to attend a meeting of the Committee, or to meet with any members of, or consultants to provide pertinent information as the Committee requests.
7. 31. 17. Authority to Establish Fiscal Year and other
Financial, Tax, and Compliance related reporting dates and
actions.
7. 31. 18. Internal Control of Auditing, Financial Reporting,
and Regulatory Filings. The Audit Committee is responsible for working with the Independent Auditors, Officers, and other professionals to oversee the adequacy of internal controls of financial reporting, audit, and financial risk management processes and practices. We intend to follow Regulation A Tier 2
Small Reporting Company (SRC) Internal audit and financial
control regulatory reporting requirements of the Securities and Exchange Commission (SEC) and various filing disclosures and releases. The Audit Committee may work with all accounting,
financial reporting, and service providers to continue to evolve the Company?s accounting, financial, and financial regulatory reporting control functions. The Audit Committee may develop a public company, accounting, operational control, compliance, and reporting system.
7. 31. 19. Annual Audit Proxy Disclosure Notice. The Audit
Committee is responsible for the oversight of the preparation of Annual Audit Report required to be prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement and company documents.
7. 31. 20. Annual Financial Accounting Regulatory Reporting. The
Audit Committee is responsible for the oversight of the
preparation of Annual Financial Accounting Regulatory Reports
required to be prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's Annual Report, Semi-Annual reports, Proxy
statement and company documents.
7. 31. 21. Annual and Semi-Annual Financial Accounting and
Reporting. The Audit Committee is responsible for the oversight of the preparation of Annual and Semi-Annual Financial
Accounting and Reporting Regulatory Reports required to be
prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's
Annual Report, Semi-Annual Reports, Periodic Reports, Proxy
statement, and company documents.
7. 31. 22. Approval of Financial Accounting and Reporting
Regulatory Report Releases. The Audit Committee is responsible for reviewing, discussing, and approving the company?s financial reporting and releases.
7. 31. 23. Annual and Semi-Annual Reporting - Regulation A (Reg
A Mini-IPO) public offering reporting standard. Required
Regulation A Plus Tier 2 Public Small Reporting Company (SRC)
Initial Public Offering (IPO) Financial Regulatory Reporting and
Filings.
7. 31. 24. Annual and Bi-Annual Reg A+ Reporting Requirement
(The Company may opt-in to file Quarterly Financial Filing.) The Company shall ensure that all reports, documents, forms, disclosures, notices, and filings are submitted to the
Securities and Exchange Commission (SEC) and other regulators.
7. 31. 25. File Form 1 A. Filed with the Securities and Exchange Commission (SEC) application to become a Regulation A Tier 2
Mini or Small Reporting Company Initial Public Offering.
7. 31. 26. File Offering Circular. Offering Circular with the Securities and Exchange Commission (SEC) application to become a Regulation A Tier 2 Mini or Small Reporting Company (SRC)
Initial Public Offering. The Following forms, filings, and
reporting disclosures are required to be submitted to the
Securities and Exchange Commission (SEC) in order to stay
compliant with reporting and listing requirement of Regulation A
Tier 2 Mini or Small Reporting Company (SRC) Public Offering.
7. 31. 27. File Post-IPO- 1k Filing which is the Annual Report. (https://www.sec.gov/files/form1-k.pdf)
7. 31. 28. File Post-IPO- 1sa 3-SA. Semiannual Filing.
7. 31. 29. File Post-IPO- 1-u Filing.
https://www.sec.gov/files/form1-u.pdf
7. 31. 30. File Post-IPO- 8 A ? Filing.
https://www.sec.gov/files/form8-a.pdf
7. 31. 31. File Post-IPO- Annual General Meeting (AGM) and Proxy Related Compliance.
7. 31. 32. File Post-IPO- FORM 2A Sale of Securities. https://www.sec.gov/about/forms/form2-a.pdf
7. 31. 33. Communications. The Company shall ensure that all public communications, shall be full, fair, accurate, timely, and understandable in accordance with applicable disclosure
standards. The Board Members shall not knowingly misrepresent material facts, conceal, or falsify information, or omit
material facts about the Company to others. Each member of the
Company must review and analyze their proposed disclosure for completeness and accuracy. Any significant deficiencies or fraud, whether material or not shall be promptly brought to the attention of the Chairman of the Audit Committee. The Audit
Committee may make a recommendation to the Board of Directors whether the audited financial statements should be reported, delayed, or included in the Company?s financial releases to shareholders. This includes the resolution of disagreements between management and the independent auditor regarding
financial reporting. The Audit Committee shall review the form of opinion the auditors propose to render to the Board of
Directors and the Shareholders of the Company.
7. 31. 34. Corporate Compliance Tax Reporting. The Audit
Committee is responsible for oversight of the following
regulatory filings.
7. 31. 35. 1. Florida State Corporate Annual Corporate Filing.
7. 31. 35. 2. Florida State Corporate Tax Filing.
7. 31. 35. 3. IRS Federal Tax Filings.
7. 31. 35. 4. Tax Reporting related to Securities and Exchange
(SEC) Filings.
7. 31. 36. Auditor and Audit Committee Independence Oversight.
The Audit Committee is responsible for the evaluation of the independence of the Company's independent auditors and Audit
Committee Members.
7. 31. 37. Annual Performance Evaluation. The Audit Committee
may perform an evaluation and review of the performance of the
Audit Committee and its members.
7. 31. 38. Disclosure of Material Deficiencies in Audit or Audit
Practices.
7. 31. 38. 1. Changes in the Company?s Application of Accounting Principles, Practices, Policies.
7. 31. 38. 2. Internal Control Adequacy. Any major issues as to the adequacy of the Company?s internal controls and any special steps adopted considering material differences. Discuss with
Legal Counsel and other experts regarding material impacts and changes to the Company?s financial statements or compliance
policies.
7. 31. 38. 3. Audit Process. Any difficulties encountered during the audit, restrictions in the scope of the audit, and
disagreements with management or restrictions to requested
information.
7. 31. 38. 4. Internal Control Process. The Company shall
establish at its discretion the establishment of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the establishment of ?whistleblower? procedures in order to review claims of improper conduct. The
Audit Committee shall take all appropriate actions to
investigate any breaches and violations reported to it.
7. 31. 38. 5. Duty to Inform. The CEO, senior financial
officers, chief legal officer, or the Company?s directors should immediately report any known or suspected violations of the
Audit Committee Requirements to the Chairman of the Audit
Committee. Failure to do so is a breach of the Audit Committee Requirements. No retaliatory action shall be permitted against anyone making a report in good faith. No individual filing a report, as a result of following procedure, be subject by the
Company or any officer or employee thereof to discharge,
demotion, suspension, threat, harassment, or in any manner, discrimination against such person in terms and conditions of employment.
7. 31. 38. 6. Responsibility for Implementation. The Chairman of
the audit committee is responsible for the interpretation and application of the Audit Committee Requirements in specific situations.
7. 31. 38. 7. Report. The Audit Committee shall determine by a majority decision if a breach has occurred and report it to the
Board of Directors.
7. 31. 38. 8. Actions. The Board of Directors shall determine by a majority decision to authorize appropriate actions only after consulting with the Audit Committee and or General Counsel if applicable. These actions may include written notices to the individual that a breach of the Audit Committee Requirements has been determined, censure by the Audit Committee, re-assignment, and suspension with or without pay or benefits, demotion,
removal from office, or dismissal. Serious breaches shall
include the notification of the SEC and/or other law enforcement agencies.
7. 31. 38. 9. Internal Investigations. Breaches of the Audit
Committee Requirements may also constitute violations of the law and may result in civil liabilities and criminal penalties.
Parties are expected to cooperate in connection to any internal investigations of misconduct and the breach of the Audit
Committee Requirements.
7. 31. 39. Audit Committee Resources. The Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Internal Audit Group and review the internal audit plan on an annual basis. This shall include a review of the responsibilities, budget, and staffing of the Internal Audit
Group with the independent auditor.
7. 31. 40. Limitation of Audit Committee?s Responsibility. The
Audit Committee is responsible for general oversight of the
results of the Audit and financial reporting, but management and the Independent Auditors are responsible for the preparation, execution, and presentation of Audit Reports. The Audit
Committee does not plan or conduct audits or to determine
whether the Company?s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. The integrity of the Company?s accounting, financial statements, compliance, and financial reporting management, processes, controls, and policies shall be audited by an Independent
Auditor. The independent auditors are responsible for planning and carrying out a proper audit and reviews.
The Audit Committee Composition.
7. 31. 41. Number. The Independent Audit Committee shall consist of 5 or more members (including a Chairperson) of the Board of Directors, who shall be nominated, elected, and voted on, approved, and appointed by the Board of Directors.
7. 31. 42. Appointed Annual or otherwise Indicated. The Audit Committee members of the Committee shall be appointed annually by the Board of Directors and on the recommendation of the
Chairperson of the Board of Directors. These members shall serve at the pleasure of the Board of Directors and for such terms as the Board may determine.
7. 31. 43. Removal of Committee Member. The chairperson of the
Audit Committee may recommend the removal of a member of the
Committee as the chairperson deems appropriate provided,
however, that removal shall be made only by the Board of
Directors. Members may be replaced by the Board or the Executive Committee at any time but shall otherwise serve until their successor has been appointed. Vacancies on the Audit Committee shall be filled by majority vote of the Board of Directors and Shareholders via Action by Written Consent, Special Meeting, and
or Annual Meeting of Shareholders and Board of Directors.
7. 31. 44. Knowledgeable. The Audit Committee members shall be knowledgeable and generally acquainted with the audit process, oversight experience, or shall have experience in one or more of the areas of the Committee?s responsibilities or of value to the Company. Members of the Audit Committee must be financially literate or must become financially literate within a reasonable period after their appointment to the Audit Committee. At least one member must possess financial management expertise or
financial accounting expertise.
7. 31. 45. Delegation Authority. The Audit Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Board of Directors, Shareholders or the Committee members may from time to time deem appropriate.
7. 31. 46. Assessments. The Audit Committee may conduct an
annual self-assessment. The Company shall defer to the
requirements of OTCQB Exchange and Regulation A+ Tier 2 Board of Directors and Officers Assessment requirements.
7. 31. 47. Audit Disclosure Oversight. The Audit Committee is responsible for the oversight of the preparation of required
Audit and financial disclosures and other regulatory filings with the Securities and Exchange Commission including proxy
statements and other compliance-related filings.
7. 31. 48. Meetings
7. 31. 48. 1. Meeting Frequency. The Audit shall meet as often as it determines, but not less frequently than two times per year, in order to fulfill its responsibilities. The Audit
Committee shall meet, at the discretion of the Board of
Directors within 90 days prior to the filing of each annual and quarterly report of the Company if applicable. The Committee shall meet at the behest of its Chairperson or the majority of members.
7. 31. 48. 2. Meeting Duties. The Committee meeting facilitates the review, approval, rejection, and documentation of the
Nominating, Governance, and Compensation Committee actions.
7. 31. 48. 3. Meeting Notice. The Notice Process Shall be the
same as Board of Directors Notice, Waiver, and Action By Written Consent Paper Meeting Processes.
1. Committee Meeting Notice shall be sent to the Committee
Member.
2. Committee Meeting Waiver shall be sent to the Committee
Member and Returned to the Company.
3. Committee Meeting Actions By Written Consent shall be sent to the Committee Member and Returned to the Company along with any relevant report or committee related information.
3. Signature and Votes.
3. 1. Chairman of the Board of Directors Name:_______________
Signature: _________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. 2. Committee Member
Name:______________________________________ Signature:
_________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. 3. Committee Member
Name:______________________________________ Signature:
_________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. 4. Committee Member
Name:______________________________________ Signature:
_________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
3. 5. Committee Member
Name:______________________________________ Signature:
_________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
4. Chairman Signature and Votes. Approve Committee Actions. The Chairman of the Board of Directors shall sign, further approve, ratify, and return to the company Committee Meeting Actions By
Written Consent.
1. Chairman of the Board of Directors Name:_______________
Signature: __________________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
5. Majority Shareholders Signature and Votes. Shareholders
Approve Committee Actions. Shareholder shall have Approval
Rights regarding any Board or Committee actions. Shareholder Name:_______________ Signature: _____________Date: MONTH 1,20XX
(CHECK ONE) ?	Vote to Approve Proposal 	?	Vote to Reject
Proposal
7. 32. Committee. Informal Executive Committee.
7. 32. 1. Formation, Empowerment, and Purpose. The Board of
Directors shall empower an Informal Executive Committee. The
Informal Executive Committee shall not have a Charter and shall implement resolution actions.
7. 32. 2. Membership. Such Informal committee shall be comprised of the Chairman of the Board of Directors and any other director or directors selected by the Chairman from time to time. The
Informal Committee shall also be comprised of the Executives as requested by the Board of Directors.
7. 32. 3. Scope. The Executive Committee shall assist the Board of Directors as requested to effectuate and facilitate the declaration and payment of dividends on the common stock of the Corporation. The Informal Committee shall also at the request of the Chairman of the Board of Directors shall provide advice or to effectuate mergers, acquisitions, sales, leases, exchanges, or any other strategic initiatives related to the Corporation.

8. 1. EIGHT. Officers
8. 1. Officer(s) Appointment. The Board of Directors shall Nominate, Approve, Select and Designate Officers. The Chairman of the Board of Directors shall have the authority to Appoint Officers at-will. At the discretion of the Board of Directors and approval of a majority shareholders, the Board of Directors shall elect a President, a Secretary, and a Treasurer. Officers shall be appointed by the Majority Vote of Shareholders (60 % or more), and who shall hold office for such terms as shall be determined by the Shareholders or until his or her earlier death, resignation, retirement, disqualification or removal. There are no limits for positions held by one individual or party working in the officer capacity. The Board of Directors may appoint at its discretion any additional officers it deems necessary and shall present such matters to the Shareholders of the Corporation.
8. 2. Officer(s) Removal. The Chairman of the Board of Directors shall have the authority to Remove Officers At-Will and Without Cause. The Board of Directors may Remove Officers At-Will, With Cause, and Without Cause at any time. An officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors (and, in case of the Chief Executive Officer or Co-Chief Executive Officers, only with the consent of the Common Stock Shareholder.
8. 3. Officer(s) Delegation Authority. The Board of Directors may delegate to any officer any of the Board of Director?s powers to the extent permitted by applicable law, including the power to bind the Corporation. Any delegation pursuant to all delegation of duties may be revoked at any time by the Board of Directors. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office.
8. 4. Officer(s) Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Officers of the Corporation shall adhere to all the company procedures and norms.
8. 5. Officer(s) Designations. The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time. The officers shall have the powers, perform the duties, and be appointed as may be determined to be necessary.
8. 6. Officer(s) as Agents. The officers, to the extent of their powers set forth under applicable law, the Certificate of Incorporation or otherwise vested in them by action of the Board of Directors not inconsistent with applicable law, the Certificate of Incorporation or Bylaws, are agents of the Corporation for the purpose of the Corporation?s business and the actions of the officers taken in accordance with such powers shall bind the Corporation.
8. 7. Officer(s) Compensation. The Salaries and Compensation of Officers and Agents shall be fixed by the Board of Directors and approved and ratified by a Majority vote of Shareholders (60 % or more). The Board shall have oversight regarding disallowed compensation recoveries and claw backs in the event of adverse actions by Officers.
8. 8. Officer(s) Term of Office and Removal. Each Officer shall hold office for the Term for which he/ she is elected or appointed, and until his successor has been elected or appointed. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders.
8. 9. Officer(s) Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, shall be filed by the Board of Directors. Any vacancies occurring in any office of the Chief Executive Officer or shall be filled by the Common Stock Shareholder in the same manner as such officers are appointed. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or cause, the Corporation should have no directors in office, then any officer or other fiduciary entrusted with like responsibility for the person or estate of the Shareholder, may call a special meeting of Shareholders in accordance with the provisions of the Corporate documents.
8. 10. Officer(s) Resignations Effected at Future Date. Any officer may resign at any time upon written notice to the Corporation baring any discrepancies in contractual agreements. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
8. 11. Corporate Opportunities and Outside Activities. The Board of Directors shall determine approval or conditions of Corporate Opportunities and Outside Activities. Majority Shareholder (60 % or more) shall have the right to approve, reject, abstain Officer Corporate Opportunities and Outside Activities.
9. Article NINE. Corporate Formalities. All corporate formalities shall observe good corporate management including but not limited to Minutes, Meetings, and resolutions. Major resolutions include entering into material contracts and agreements, tax related issues, approval of Issuance of Shares of Stock, opening bank accounts, and salary & employment agreements and matters regarding executive officers shall need the approval Board of Directors.
10. Article TEN. Corporate Seal. The Board of Directors may adopt a Corporate Seal, alter such seal at pleasure, and authorize it to be used by causing it to be affixed or impressed or reproduced in any other matter.
11. Article ELEVEN. Fiscal Year. The Fiscal Year Begins on the First Day of JAN of every year. The Fiscal Year of the Corporation shall be twelve months ending DEC 31st or the Chairman of the Board of Directors may fix, as necessary.
12. Article TWELVE. Reporting. The Board of Directors shall have the authority to determine and modify as necessary the fiscal, tax, state, and reporting obligations. Resolutions shall require a Majority Approval from the Board of Directors Majority Shareholders (60 % or more). Accounting and Financial Reports. The Corporation, the Board of Directors, Committees of the Board of Directors, and Shareholders shall rely on Accounting Reports, Financial Reports, Books, and Records presented to the Corporation by the Corporation, its officers, employees, or committees of the Board of Directors. Corporate Books include Accounting Reports, Financial Reports, and the Shareholder Ledger indicating the current list of Shareholders including the Shareholder Name, Number of Shares Owned, and Stock Purchase Date.
13. Article THIRTTEEN. Books and Records. The Company, the Board of Directors shall maintain at its discretion correct and complete Books and Records of Accounts. The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records, or other documents shall be managed. Such powers are subject to shareholder resolution, approval, or rejection rights. These may include Minutes of the Shareholders Meetings; Minutes of the Proceedings of the Board of Directors and Any Committees of the Board of Directors; Current List of Directors and their Contact info; Current List of Officers and their contact info.
14. Article FOURTEEN. NO General Inspection Rights. Minority Shareholders shall not have inspection rights unless mandated by the law.


15. Article FIFTEEN. Liability.
15. 1. Shareholders Not Responsible. Shareholders shall not be responsible for the day-to-day business, operations, oversight of the business units or external parties or for transactions by business units or external parties in the ordinary course of business.
15. 2. Board of Directors Not Responsible. Board of Directors shall not be responsible for the day-to-day business, operations, oversight of the business units or external parties. Board of Directors shall not be responsible for transactions entered into by a business units or external parties in the ordinary course of business. No Director shall be personally liable to the Corporation or its Shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extend provided by applicable law in the event of Directors? Breach Directors Duty of Loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or for any transaction from which the Director derived an improper personal benefit.
16. Article Sixteen. Exclusive Jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article. The Company shall utilize and rely on Exclusive Jurisdiction. The Chairman of the Board of Directors and Majority Shareholders (60 % or more) shall have the right to approve, reject, abstain, amend, adopt, or repeal the articles of incorporation or any other material corporate action, documents, instruments, agreements, or rights relating to Exclusive Jurisdiction. To the fullest extent permitted by law, the Company shall rely on Exclusive Jurisdiction in the State of Florida or unless otherwise amended for the resolution of any complaint asserting a cause of action. The Company irrevocably agrees that any claims, suits, actions, or proceedings arising out of or relating in any way to the Articles of Incorporation, the Bylaws, or any other corporate documents, actions, and resolutions shall rely on and be exclusively be brought or filed within the state of Florida Courts and its respective courts. The Company shall utilize exclusive jurisdiction of Florida courts in connection with any claim, suit, action, or proceeding or statutory claims. The Company shall agree not to, and waives any right to, assert in any such claim, suit, action or proceeding that other judicial forums shall be utilized due to improper statutes, inapplicable jurisdiction, and venue. The Company shall expressively waive any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding. Any internal corporate claims based on a violation of a duty by a current or former director or officer or shareholder in such capacity, and other claims including derivative actions shall confer upon and be subject solely and exclusively to Florida Courts. Additional and alternative forums and actions may be implemented and permitted if necessary. Claims, suits, litigation, actions, or any other proceedings related to the company to shareholders of the Corporation, or of shareholders of the Corporation to the Corporation, or among shareholders of the Corporation shall consent to exclusive jurisdiction of Florida Courts.
17. Signature. Amendment adopted March 04, 2019.
Incorporator
 Name:_Kamran_Heydari____Signature:
________________________Date: March 4, 2019
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